                ------------------------------------------------

                                 LOAN AGREEMENT


                ------------------------------------------------

                          IBJ WHITEHALL RETAIL FINANCE
                              ADMINISTRATIVE AGENT


                ------------------------------------------------

                            REVOLVING CREDIT LENDERS
                                  NAMED HEREIN


                ------------------------------------------------

                               IBJ WHITEHALL BANK
                                     ISSUER

                ------------------------------------------------

                              NATURAL WONDERS, INC.
                                THE LEAD BORROWER
                                      FOR:
                              NATURAL WONDERS, INC.
                    NATURAL WONDERS ACQUISITION COMPANY, INC.
                             WORLD OF SCIENCE, INC.
                              WOSI ON THE WEB, INC.
                           NW CAPITAL MANAGEMENT. INC.

                                  THE BORROWERS
                ------------------------------------------------


                                     ..1..

                               September 11, 2000


                                     ..2..

                                TABLE OF CONTENTS


                                     ..3..

                                    EXHIBITS

         1(a)              :        Existing L/Cs
         1(b)              :        Initial Reserves
         1(c)              :        Subordinated Debt
         2(h)              :        Revolving Credit Note
         2(u)              :        Revolving Credit Lenders' Commitments
         4(a)              :        Additional Documents
         5(b)              :        Affiliates; Tax identification numbers
         5(c)              :        Trade Names
         5(e)              :        Indebtedness
         5(g)              :        Capital Leases
         5(j)              :        Taxes
         5(n)              :        Litigation
         6(d)              :        Borrowing Base Certificate
         6(l)(a)           :        Financial Performance Covenants
         6(l)(b)           :        Business Plan
         7(a)              :        DDAs
         7(b):             :        Credit Card Arrangements
         14(a)             :        Assignment / Assumption


                                     ..4..

                                 LOAN AGREEMENT

         This Loan Agreement is made as of the 11th day of September, 2000 by and among

                  Natural Wonders, Inc. (the "LEAD BORROWER"), a Delaware corporation, having a principal place of business in Fremont, California, as Lead Borrower for the "BORROWERS", such being:

                           Natural Wonders, Inc; Natural Wonders Acquisition Company, Inc., a New York corporation, having a principal place of business in Fremont, California, NW Capital Management, Inc., a California corporation having a principal place of business in Fremont, California; and, after consummation of the Merger, World of Science, Inc., a New York corporation, having a principal place of business in Fremont, California, successor by merger with Natural Wonders Acquisition Company, Inc., a New York corporation; and WOSI on the Web, Inc., a New York corporation, having a principal place of business in Rochester, New York,; and

                  The financial institutions from time to time party hereto (collectively, the "REVOLVING CREDIT LENDERS"); and

                  IBJ Whitehall Retail Finance, as Administrative Agent for the Revolving Credit Lenders (in such capacity, the
                  "ADMINISTRATIVE AGENT"), a division of IBJ Whitehall Business Credit Corporation with offices at 45 Braintree Hill Office Park - Suite 303, Braintree, Massachusetts 02184; and

                  IBJ Whitehall Bank & Trust Company, as Issuer, with offices at One State Street Plaza, New York, New York 10004 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                              W I T N E S S E T H:

         RECITALS: The Lead Borrower has organized Natural Wonders Acquisition Company, Inc. for the purpose of acquiring World of Science Inc. through a merger of Natural Wonders Acquisition Company, Inc. with and into World of Science, Inc. (the "Merger"). The Lead Borrower has requested that the Revolving Credit Lenders make loans and advances to finance the Merger, for working capital, to refinance existing indebtedness, and for general corporate purposes to the Borrowers and the Revolving Credit Lenders have agreed to do so on the terms set forth herein.


                                     ..5..

ARTICLE 1 - DEFINITIONS:

         As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated. (Terms used herein which are defined in the Security Agreement are used as so defined):

         "ACCELERATION": The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

         "ACCELERATION NOTICE":     Written notice as follows:

                  (a) From the Administrative Agent to the Collateral Agent and the Revolving Credit Lenders, as provided in Section 11(a)(i).

                  (b) From the SuperMajority Lenders to the Administrative Agent, as provided in Section 11(a)(ii).

         "ACH":   Automated clearing house.

         "ADMINISTRATIVE AGENT":    Defined in the Preamble.

         " ADMINISTRATIVE AGENT'S  COVER":  Defined in Section 10(b)(iii)(A).

         " ADMINISTRATIVE AGENT'S FEE": Is defined in Section 2(l).

         "AFFILIATE":      The following:

                  (a) With respect to any two Persons, a relationship in which
(i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

                  (b) Any Person which: is a parent, brother-sister, subsidiary, or affiliate, of a Borrower; could have such enterprise's tax returns or financial statements consolidated with that Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; controls or is controlled by any Borrower.

         "AGENT": When not preceded by "Administrative" or "Collateral", the term "Agent"


                                     ..6..

refers collectively and individually to the Administrative Agent and the Collateral Agent.

         " AGENTS' RIGHTS AND REMEDIES":    Is defined in Section 9(b).

         "APPLICABLE LAW": As to any Person: (i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

         "APPRAISED INVENTORY LIQUIDATION VALUE": That percentage of the Cost of Eligible Inventory (net of Inventory Reserves), which percentage is determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Administrative Agent, to reflect the appraiser's estimate of the net recovery (after all expenses of liquidation) on the Borrowers' Inventory in the event of an in-store liquidation of that Inventory, as such may be adjusted by the Administrative Agent in its reasonable discretion to account for seasonality and other similar factors.

         "APPRAISED INVENTORY PERCENTAGE": The following percentages during the periods indicated:

                      ------------------------------------- --------------------------
                      PERIOD                                APPRAISED
                                                            INVENTORY
                                                            PERCENTAGE
                      ------------------------------------- --------------------------
                      September 15 through                  85%
                      December 15 each year
                      ------------------------------------- --------------------------
                      December 16 through                   75%
                      September 14 each year

                      ------------------------------------- --------------------------



         "ASSIGNEE LENDER": Defined in Section 15(a)(i).

         "ASSIGNING LENDER": Defined in Section 15(a)(i).

         "ASSIGNMENT AND ACCEPTANCE": Defined in Section 14(b).

         "AVAILABILITY": The lesser of (a) or (b), where:

                  (a) is the result of


                                     ..7..

                           (i)      The Revolving Credit Ceiling

                                    MINUS

                           (ii)     The aggregate unpaid balance of the Loan
                                    Account

                                    MINUS

                           (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                                    MINUS

                           (iv)     The aggregate of the Availability Reserves.

                  (b) is the result of

                           (i)      The Borrowing Base

                                    MINUS

                           (ii)     The aggregate unpaid balance of the Loan
                                    Account

                                    MINUS

                           (iv) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                                    MINUS

                           (v)      The aggregate of the Availability Reserves.

         "AVAILABILITY RESERVES": Such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Collateral Agent's ability to realize upon the Collateral and to maintain the loan to value covenant set forth in the Hilco Agreement. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                           (i) Rent (but only if a landlord's waiver, acceptable to the Administrative Agent, has not been received by the Administrative Agent).


                                     ..8..

                           (ii)     Customer Credit Liabilities.

                           (iii) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Collateral Agent in the Collateral.

                           (iv)     L/C Landing Costs.

         "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

         "BASE RATE": The base commercial lending rate of IBJ Whitehall Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by IBJ Whitehall Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflective of the lowest rate of interest actually charged by IBJ Whitehall Bank to any particular class or category of customers of IBJ Whitehall Bank or the Administrative Agent.

         "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Rate.

         "BLOCKED ACCOUNT": Any DDA into which the contents of any other DDA is transferred.

         "BLOCKED ACCOUNT AGREEMENT": An Agreement, in form satisfactory to the Administrative Agent, which Agreement recognizes the Collateral Agent's Collateral Interest in the contents of the DDA which is the subject of such Agreement and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Collateral Agent.

         "BORROWER" and "BORROWERS": Is defined in the Preamble.

         "BORROWING BASE": The aggregate of the following:

                  The lesser of (a) the Cost of Eligible Inventory (net of Inventory Reserves) MULTIPLIED BY the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value.

                                            PLUS

                  The lesser of (a) the face amount of Eligible Credit Card Receivables MULTIPLIED BY the Credit Card Advance Rate, or (b) until the obligations under the Hilco Agreement are paid in full, $500,000.


                                     ..9..

         "BORROWING BASE CERTIFICATE": Is defined in Section 6(d).

         "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in New York, New York or in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business.

         "BUSINESS PLAN": The Borrowers' business plan annexed hereto as EXHIBIT 6(l)(b) and any revision, amendment, or update of such business plan reasonably acceptable to the Administrative Agent.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CHANGE IN CONTROL": The occurrence of any of the following:

                  (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Lead Borrower (or of the issued and outstanding capital stock of any parent corporation or other entity) having the right, under ordinary circumstances, to vote for the election of directors of the Lead Borrower.

                  (b) More than half of the persons who were directors of the Lead Borrower (or of any parent of the Lead Borrower) on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Lead Borrower (or such parent, as applicable).

                  (c) Any failure of the Lead Borrower to own, beneficially and of record, 100% of the capital stock of all other Borrowers.

         "CLOSING DATE": The date on which the conditions specified in Article 5 are satisfied or waived and the first Revolving Credit Loans are to be made hereunder.

         "COLLATERAL": All of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Borrower upon which an Encumbrance is, at any time, granted or purported to be granted by such Borrower as security for the Liabilities.

         "COLLATERAL AGENT": That Person designated as "Collateral Agent" from time to time



                                     ..10..

under the Intercreditor Agreement. Initially, the Collateral Agent is IBJ Whitehall Retail Finance.

         "COLLATERAL INTEREST": Any interest in property to secure an obligation to any Agent or Revolving Credit Lender under the Loan Documents.

         "CONCENTRATION ACCOUNT": Is defined in Section 7(c).

         "CONSENT": Actual consent given by the Revolving Credit Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Revolving Credit Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Revolving Credit Lender's giving the Administrative Agent written notice of that Revolving Credit Lender's objection to such course of action, PROVIDED THAT the Administrative Agent may rely on such passage of time as consent by a Revolving Credit Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

         "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers.

         "COST": The lower of (a) or (b), where:

                  (a) is the calculated cost of purchases, on a FIFO basis, based upon the Borrowers' accounting practices, known to the Administrative Agent, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from: invoices received by the Borrowers; the Borrowers' purchase journal; or the Borrowers' stock ledger.

                  (b) is the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting the Borrowers' historic business practices.

("Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers' calculation of cost of goods sold).

         "COSTS OF COLLECTION": Includes, without limitation, all reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by any Agent's attorneys, and all reasonable out-of-pocket costs incurred by any Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of any Agent, where such costs and expenses are directly or indirectly related to or in


                                     ..11..

respect of that Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agents' Rights and Remedies and/or any of the rights and remedies of any Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection shall also include the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Administrative Agent's option may bear interest at the then effective Base Margin Rate commencing five (5) Business Days after written demand for payment thereof from the Administrative Agent to the Lead Borrower.

         "CREDIT CARD ADVANCE RATE": 70%

         "CUSTOMER CREDIT LIABILITY": Gift certificates, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

         "DDA": Any checking or other demand daily depository account maintained by any Borrower.

         "DELINQUENT REVOLVING CREDIT LENDER": Defined in Section 10(b)(iii).

         "EBITDA": The Borrowers' Consolidated earnings before interest, taxes, depreciation, and amortization and allocation of UNICAP charges, each as determined in accordance with GAAP.

         "ELIGIBLE ASSIGNEE": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $200,000,000 or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities.

         "ELIGIBLE CREDIT CARD RECEIVABLES": Accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Administrative Agent to be eligible), which accounts have been outstanding for no more than 4 Business Days.

         "ELIGIBLE INVENTORY": Such of the Borrowers' Inventory, at such locations, and of such types, character, qualities and quantities, as the Administrative Agent in its discretion from time to time reasonably determines to be acceptable for borrowing, as to which Inventory, the Collateral Agent has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances (other than Permitted Encumbrances having priority over the Collateral Agent's Encumbrances). Without limiting the foregoing, (a) Eligible Inventory


                                     ..12..

shall include Inventory for which the purchase price has been prepaid or which is supported by a L/C and which is in transit to the Borrowers if such in-transit Inventory is to be received in a Borrower's warehouse within sixty
(60) days after the date of its inclusion as "Eligible Inventory" (in no event to include Inventory having a Cost in excess of $2,500,000 in the aggregate), if the Administrative Agent has received an agreement with the Borrowers' customs broker in form reasonably satisfactory to the Administrative Agent, and if all other conditions set forth elsewhere in this definition for its inclusion as "Eligible Inventory" have been satisfied; and (b) Eligible Inventory does not include any non-merchandise Inventory (such as labels, bags, and packaging materials), damaged goods, return to vendor merchandise, packaways, consigned Inventory, and other similar categories of goods.

         "EMPLOYEE BENEFIT PLAN":   As defined in ERISA.

         "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Revolving Credit Lender to make Revolving Credit Loans and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

         "ENVIRONMENTAL LAWS": All of the following:

                  (a) Applicable Law which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                  (b) The common law relating to damage to Persons or property from Hazardous Materials.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any Person which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT": Is defined in Article 8. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Revolving Credit Lenders or by the Administrative Agent as applicable.

         "EXECUTIVE OFFICER": Peter Hanelt and any other Person who (without regard to title) is the successor to any of the foregoing or who exercises a substantial portion of the authority being exercised, at the execution of this Agreement, by any of the foregoing or a combination of such authority of more than one of the foregoing or who otherwise has Control of the Borrower.


                                     ..13..

         "EXEMPT DDA": A depository account maintained by any Borrower, the only contents of which may be transfers FROM the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "EXISTING L/CS": Those letters of credit described on EXHIBIT 1(a) hereto which were previously issued by the Issuer for the account of World of Science, Inc.

         "FEE LETTER": That letter dated as of August 23, 2000 and styled "Fee Letter" between the Lead Borrower and the Administrative Agent, as such letter may from time to time be amended.

         "FISCAL": When followed by "month" or "quarter", the relevant fiscal period based on the Borrowers' fiscal year and accounting conventions. When followed by reference to a specific year, the fiscal year which ends in a month of the year to which reference is being made (e.g. if the Borrowers' fiscal year ends in January 2001 reference to that year would be to the Borrowers' "Fiscal 2000").

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

         "GROSS MARGIN": With respect to the subject accounting period for which the gross margin is being calculated, the decimal equivalent of the following (determined in accordance with the retail method of accounting):

                        SALES (MINUS) COST OF GOODS SOLD
                        --------------------------------
                                      Sales

         "HAZARDOUS MATERIALS": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "HILCO": Hilco Capital LP, an Illinois limited partnership.

         "HILCO AGREEMENT": That certain Loan Agreement of even date herewith between Hilco and the Borrowers providing for the making of a term loan by Hilco to the Borrowers in the sum of $5,000,000, and all modifications, amendments, and supplements thereto.

         "IBJ WHITEHALL BANK": IBJ Whitehall Bank & Trust Company, a New York banking corporation with offices at One State Street, New York, New York 10004.

         "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                  (a) In respect of money borrowed (including any indebtedness which is

                                     ..14..

non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                  (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                  (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

                  (d) On account of deposits (greater than $100,000 in the aggregate) or advances.

                  (e) As lessee under Capital Leases.

                  (f) In connection with any sale and leaseback transaction.

"Indebtedness" also includes:

         (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

         (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

         (z) The Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

         "INDEFAULT": Any occurrence, circumstance, or state of facts with respect to a Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "INDEMNIFIED PERSON": Is defined in Section 17(m).

         "INTERCREDITOR AGREEMENT": That certain Intercreditor and Collateral Agency Agreement of even date herewith among the Administrative Agent and Hilco and acknowledged by the Borrowers, as modified, supplemented or amended from time to time.

         "INTEREST PAYMENT DATE": With reference to:

                                     ..15..

         Each Libor Loan: The last day of the Interest Period relating thereto (and on the 90th day thereof for any such loan which has a 180 day Interest Period); the Termination Date; and the End Date.

         Each Base Margin Loan: The first day of each month; the Termination Date; and the End Date.

         "INTEREST PERIOD": The following:

                  (a) With respect to each Libor Loan: Subject to Subsection
(c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending 30, 60, 90 or 180 days thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2(e)) to the Administrative Agent

                  (b) With respect to each Base Margin Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date
(i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Lead Borrower may elect by notice (pursuant to Section 2(e)) to the Administrative Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

                  (c) The setting of Interest Periods is in all instances subject to the following:

                           (i) Any Interest Period for a Base Margin Loan which
would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                           (ii) Any Interest Period for a Libor Loan which would
otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                           (iii) Subject to Subsection (iv), below, any Interest
Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                           (iv) Any Interest Period which would otherwise end
after the Termination Date shall end on the Termination Date.

                           (v) The number of Interest Periods in effect at any
one time is subject to Section 2(j)(iv) hereof.

         "INVENTORY ADVANCE RATE": The following percentages during the periods indicated:


                                     ..16..

                        ----------------------------------- ---------------------------------
                        PERIOD                              INVENTORY ADVANCE RATE
                        ----------------------------------- ---------------------------------
                        September 1, 2000                   73%
                        through December 15,
                        2000
                        ----------------------------------- ---------------------------------
                        December 16, 2000                   49%
                        through September 14,
                        2001
                        ----------------------------------- ---------------------------------
                        September 15, 2001                  73%
                        through December 15,
                        2001
                        ----------------------------------- ---------------------------------
                        Each December 16                    49%
                        through August 31
                        beginning December 16, 2001
                        ----------------------------------- ---------------------------------
                        Each September 1 through            73%
                        December 15 beginning
                        September 1, 2002
                        ----------------------------------- ---------------------------------


         " INVENTORY RESERVES": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                  (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

                  (ii)     Seasonality.

                  (iii)    Shrinkage.

                  (iv)     Imbalance.

                  (v)      Change in Inventory character.

                  (vi)     Change in Inventory composition

                  (vii)    Change in Inventory mix.


                                     ..17..

                  (viii)   Markdowns (both permanent and point of sale)

                  (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

         "ISSUER": The issuer of any L/C. The Issuer shall be IBJ Whitehall Bank or such other Person as the Administrative Agent may select.

         "L/C": Any letter of credit, the issuance of which is issued by the Issuer for the account of any Borrower and any acceptance made on account of such letter of credit. The Existing L/Cs shall be deemed to have been issued hereunder and shall be deemed L/Cs for all purposes hereunder

         "L/C LANDING COSTS": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space.

         "LENDERS' SPECIAL COUNSEL": A single counsel, selected by the Majority Lenders following the occurrence of an Event of Default, to represent the interests of the Revolving Credit Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

         "LIABILITIES":    Includes, without limitation, the following:

                  (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents:

                           (i) Any and all direct and indirect liabilities,
debts, and obligations of each Borrower to any Agent or any Revolving Credit Lender under this Agreement or any other Loan Document, each of every kind, nature, and description.

                           (ii) Each obligation to repay any loan, advance,
indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to any Agent or any Revolving Credit Lender (including all future advances whether or not made pursuant to a commitment by any Agent or any Revolving Credit Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute,

                                     ..18..

contingent, or of any other type, nature, or description, or by reason of any cause of action which any Agent or any Revolving Credit Lender may hold against any Borrower under this Agreement or any other Loan Document.

                           (iii) All notes and other obligations of each
Borrower now or hereafter assigned to or held by any Agent or any Revolving Credit Lender under this Agreement or any other Loan Document, each of every kind, nature, and description.

                           (iv) All interest (including any interest that, but
for the provisions of the Bankruptcy Code, would have accrued), fees, and charges and other amounts which may be charged by any Agent or any Revolving Credit Lender to any Borrower and/or which may be due from any Borrower to any Agent or any Revolving Credit Lender from time to time under this Agreement or any other Loan Document.

                           (v) All costs and expenses payable by any Borrower to
any Agent or any Revolving Credit Lender in respect of this Agreement or any other Loan Document (including, without limitation, Costs of Collection).

                           (vi) Any and all covenants of each Borrower to or
with any Agent or any Revolving Credit Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with this Agreement or any other Loan Document.

                           (vii) Each of the foregoing as if each reference to
the " any Agent or any Revolving Credit Lender" were to each Affiliate of the Administrative Agent.

         (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to any Agent or any Affiliate of any Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management or treasury services and the issuances of L/C's.

         "LIBOR": For any Libor Rate Loan for the then current Interest Period relating thereto, the rate per annum quoted by the Administrative Agent to the Borrower two (2) Libor Business Days prior to the first day of such Interest Period as the rate available to IBJ Whitehall Bank in the interbank market for offshore United States Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Libor Rate Loan.

         "LIBOR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which participates is open for dealings in United States Dollar deposits.

         "LIBOR LOAN": Any Revolving Credit Loan which bears interest at a Libor Rate.

                                     ..19..

         "LIBOR MARGIN": From and after the Closing Date through the first anniversary of the Closing Date, 2.75% per annum. Thereafter, the Libor Margin shall be adjusted monthly as of the first day of each month based upon the following:

                         --------------- ------------------------------------- --------------
                         TIER            PARAMETER                             LIBOR MARGIN

                         --------------- ------------------------------------- --------------
                         I               Availability greater than             2.25%
                                         $5,000,000 at all times during the
                                         preceding three month rolling
                                         period and is maintained at all
                                         times at greater than $5,000,000
                         --------------- ------------------------------------- --------------
                         II              Availability greater than             2.50%
                                         $4,000,000 at all times during the
                                         preceding three month rolling
                                         period (but less than $5,000,000)
                                         and is maintained at all times at
                                         greater than $4,000,000 (but less
                                         than $5,000,000)
                         --------------- ------------------------------------- --------------
                         III             In all circumstances in which Tier    2.75%
                                         I or Tier II does not apply
                         --------------- ------------------------------------- --------------

In the event that after any adjustment date, the Borrowers fail to maintain Availability in the amounts required for the application of the Libor Margin set forth in Tier I and/or Tier II, the Libor Margin shall be immediately adjusted on the date that such failure occurs to the then applicable Tier (as if the date of such failure were an adjustment date) and shall remain at such Libor Margin (notwithstanding any increase in Availability thereafter) until the earlier of the next monthly adjustment date or the date of the failure of the Borrowers to maintain Availability in the applicable Tier to which the Libor Margin was previously adjusted upon the Borrowers' initial failure to maintain Availability. After the occurrence of an Event of Default, the Libor Margin shall at all times be that set forth in Tier III.

         "LIBOR OFFER RATE": For any Libor Rate Loan for the then current Interest Period relating thereto, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of one (1%) percent ) equal to the quotient of (a) Libor divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two (2) Libor Business Days prior to the beginning of the relevant Interest Period under any


                                     ..20..

regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

         "LIBOR RATE": That per annum rate which is the aggregate of the Libor Offer Rate PLUS the Libor Margin .

         "LIQUIDATION": The exercise, by the Collateral Agent, of those rights accorded to the Collateral Agent under the Loan Documents as a creditor of the Borrowers following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "LOAN ACCOUNT":   Is defined in Section 2(g).

         "LOAN COMMITMENT": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment.

         "LOAN DOCUMENTS": This Agreement, the Security Agreement, the Trademark Security Agreement, the Revolving Credit Notes, the Intercreditor Agreement, each instrument and document executed and/or delivered as contemplated by
Article 4, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, including, without limitation, any transaction which arises out of any cash management, treasury, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, as each may be amended from time to time.

         "MAJORITY LENDERS": Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 51% or more of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders).

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 6(l) where such a breach would not have occurred if such change had not taken place or VISA.


                                     ..21..

VERSA.

         "MATURITY DATE": September 30, 2003.

         "MERGER": Is defined in the Preamble hereto.

         "MONITORING FEE": Is defined in Section 2(l).

         "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Collateral Agent to own or manage any Post Foreclosure Asset.

         "OPERATING ACCOUNT": Is defined in Section 7(c).

         "OVERLOAN": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

         "PARTICIPANT": Is defined in Section 17(p), hereof.

         "PERMISSIBLE OVERLOANS": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions are satisfied: (a) the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Permissible OverLoans, such Revolving Credit Loans do not aggregate more than the lesser of (i)115% of the aggregate of the Borrowing Base or (ii) $20,000,000; and (c) such Revolving Credit Loans are made or undertaken in the Administrative Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders.

         "PERMITTED ENCUMBRANCES":  Each of the following:

                  (a) Encumbrances in favor of the Collateral Agent.

                  (b) Liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings and provided that no lien has been filed in respect thereof.

                  (c) Non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of any Borrower's business to the extent: such liens secure obligations which are not overdue or such liens secure obligations relating to claims or liabilities which are fully insured (subject to commercially reasonable deductibles) and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to any Borrower, in each instance prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on the Borrowers'


                                     ..22..

                  books.

                  (d) Carriers', warehousemen's, mechanics, repairmen's or similar liens incurred in the ordinary course of business.

                  (e) Zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.

                  (f) Deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.

                  (g) Landlord's liens by operation of law where waivers thereof have not been obtained.

                  (h) Interests of lessors under Capital Leases.

                  (i) Liens consisting of security deposits made by a Borrower.

The inclusion of any of the foregoing as a "Permitted Encumbrance" shall not affect its relative priority vis a vis any Collateral Interest created by a Borrower in favor of the Collateral Agent.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "POST FORECLOSURE ASSET": All or any part of the property subject to Collateral Interests, ownership of which is acquired by the Collateral Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

         "RECEIPTS": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Rights, Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment.

         "REGISTER": Is defined in Section 14(b)(iii).

         "REQUIREMENTS OF LAW": As to any Person:


                                     ..23..

                  (a)    Applicable Law.

                  (b)    That Person's organizational documents.
                  (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to IBJ Whitehall Bank under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of IBJ Whitehall Bank with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "RESERVES": The following: Availability Reserves and Inventory Reserves. The initial Reserves as of the Closing Date are set forth on EXHIBIT 1(b).

         "REVOLVING CREDIT": Is defined in Section 2(a).

         "REVOLVING CREDIT CEILING": $50,000,000.

         "REVOLVING CREDIT COMMITMENT FEE": Is defined in Section 2(k).

         "REVOLVING CREDIT COMMITMENT PERCENTAGE": As set forth on EXHIBIT 2(u), annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "REVOLVING CREDIT DOLLAR COMMITMENT": As set forth on EXHIBIT 2(u), annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "REVOLVING CREDIT EARLY TERMINATION FEE": Is defined in Section 2(n).

         "REVOLVING CREDIT FEES": The Unused Line Fee, Revolving Credit Commitment Fee, Revolving Credit Early Termination Fee, fees for L/C's which are specifically for the account of the Revolving Credit Lenders and all other fees (such as a fee (if any) on account of the execution of an amendment of a Loan Document) payable by any Borrower in respect of the Revolving Credit other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents.

         "REVOLVING CREDIT LENDERS": Each Person who on the Closing Date is a "Revolving Credit Lender", or who hereafter becomes a "Revolving Credit Lender" in

                                     ..24..

accordance with the provisions of to this Agreement.

         "REVOLVING CREDIT LOANS": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (SEE Section 2(j), 2(j)(iii)).

         "REVOLVING CREDIT NOTE": Is defined in Section 2(h).

         "SECURITY AGREEMENT": The Security Agreement of even date between the Lead Borrower and the Borrowers, on the one hand, and the Collateral Agent, on the other, as the same may be amended from time to time hereafter. Terms used herein which are defined in the Security Agreement are used herein as so defined. In the event that the Security Agreement is ever terminated or the definition of any term used herein is deleted from the Security Agreement, then unless otherwise agreed in writing, such term used herein which had been defined in the Security Agreement shall continue to be used herein as then most recently defined in the Security Agreement.

         "STATED AMOUNT": The maximum amount for which an L/C may be honored.

         "SUBORDINATED DEBT": The15% Convertible Subordinated Debentures listed on EXHIBIT 1(c) in the aggregate face amount of $1,200,000.

         "SUPERMAJORITY LENDERS": Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 66-2/3% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 8(k), below; or (c) the Administrative Agent's notice to the Lead Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in
Section 8(k), below.

         "TRADEMARK SECURITY AGREEMENT": The Trademark and Trademark Applications Security Agreement of even date between the Lead Borrower and the Borrowers, on the one hand, and the Collateral Agent, on the other, as the same may be amended from time to time hereafter.

         "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 15(a)), except that no change of the wire instructions for Transfers to any Revolving

                                     ..25..

Credit Lender shall be effective without the consent of the Administrative
Agent.

         "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

         "UNANIMOUS CONSENT": Consent of Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 100% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "UNUSED LINE FEE": Is defined in Section 2(m).

 ARTICLE 2 - THE REVOLVING CREDIT:

         (A) ESTABLISHMENT OF REVOLVING CREDIT

                  (i) The Revolving Credit Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make Revolving Credit Loans and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

                  (ii) Revolving Credit Loans and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Administrative Agent by reference to Borrowing Base Certificates furnished as provided in Section 6(d), below, and shall be subject to the following:

                           (A) Such determination shall take into account those Reserves as the Administrative Agent may reasonably determine as being applicable thereto.

                           (B) The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices, based on the Borrowers' stock ledger inventory.

                  (iii). The commitment of each Revolving Credit Lender to provide such Revolving Credit Loans and financial accommodations is subject to
Section 2(u).

                  (iv) The proceeds of borrowings under the Revolving Credit shall be used solely (i) to make payments required in connection with the Merger, (ii) after consummation of the Merger, to refinance the existing Indebtedness of the Borrowers, (iii) in accordance with the Business Plan for the Borrowers' working capital and Capital Expenditures, (iv) to pay transaction costs in connection with this Agreement and the Merger, all solely to the extent

                                     ..26..

permitted by this Agreement, and (v) to support the issuance of L/Cs. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement.

         (B) ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

                  (i) No Revolving Credit Lender has any obligation to make any Revolving Credit Loan or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such Revolving Credit Loan or credit is an OverLoan (other than a Permissible OverLoan).

                  (ii) The Revolving Credit Lenders' obligations, among themselves, are subject to Section 10(b)(i) (which relates to each Revolving Credit Lender's making amounts available to the Administrative Agent) and to
Section 13(c)(i) (which relates to Permissible OverLoans).

                  (iii) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

         (C) RISKS OF VALUE OF COLLATERAL. The Administrative Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Administrative Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Administrative Agent in connection with the making of Revolving Credit Loans or issuance of L/Cs.

         (D) COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT. Subject to the provisions of this Agreement, the Revolving Credit Lenders shall make a Revolving Credit Loan and the Administrative Agent shall endeavor to have an L/C issued for the account of the Lead Borrower, in each instance if duly and timely requested by the Lead Borrower as provided herein PROVIDED THAT:

                  (i) Borrowing Base will not be exceeded.

                  (ii) The amount of the Revolving Credit Loan or L/C so requested does not exceed Availability.

                                     ..27..

                  (iii) No Borrower is InDefault.

         (E)      REVOLVING CREDIT LOAN REQUESTS.

                  (i) Requests for Revolving Credit Loans or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Lead Borrower in such manner as may from time to time be acceptable to the Administrative Agent.

                  (ii) Subject to the provisions of this Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Administrative Agent by no later than the following:

                           (A) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 2:30PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

                           (B) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 1:00PM Three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $500,000.00 and in increments of $100,000.00 in excess of such minimum.

                           (C) Any Libor Loan which matures while any Borrower is InDefault shall be converted, at the option of the Administrative Agent, to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Revolving Credit Loan is to be continued as a Libor Loan.

                  (iii) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable.

                  (iv) If, during each of the fifteen (15) days immediately preceding the day on which a loan request is made there has been no unpaid principal balance in the Loan Account on account of Revolving Credit Loans, the loan so requested shall be made (subject to all other provisions of this Agreement) no later than the second Business Day after (and not counting) the day on which the loan otherwise would have been made as provided above.

                  (v) The Lead Borrower may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of the Borrowers as provided in Section 2(q).



                                     ..28..

                  (vi) The Administrative Agent may rely on any request for a Revolving Credit Loan which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested Revolving Credit Loan or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Administrative Agent.

                  (vii) A request by the Lead Borrower for Revolving Credit Loan, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                           (A) There has been no material adverse change in the
                  Borrowers' financial condition from the most recent financial information furnished Administrative Agent or any Revolving Credit Lender pursuant to this Agreement.

                           (B) Each Borrower is in compliance with, and has not
                  breached any of, its covenants contained in this Agreement.

                           (C) All or a portion of any Revolving Credit Loan so
                  requested will be set aside by the Borrowers to cover the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                           (D) Each representation which is made herein or in
                  any of the Loan Documents is then true and complete as of and as if made on the date of such request.

                           (E) No Borrower is InDefault.

                  (viii) If, at any time or from time to time, any Borrower is
InDefault:

                           (A) The Administrative Agent may suspend the
         Revolving Credit immediately.

                           (B) Neither the Administrative Agent nor any
         Revolving Credit Lender shall be obligated, during such suspension, to make any Revolving Credit Loan, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                           (C) The Administrative Agent may suspend the right of the Lead Borrower to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.


                                     ..29..

         (F)      MAKING OF REVOLVING CREDIT LOANS.
                  (i) A Revolving Credit Loan shall be made by the transfer of the proceeds of such Revolving Credit Loan to the Operating Account or as otherwise instructed by the Lead Borrower.

                  (ii) A Revolving Credit Loan shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

                           (A) The Administrative Agent's initiation of the transfer of the proceeds of such Revolving Credit Loan in accordance with the Lead Borrower's instructions (if such Revolving Credit Loan is of funds requested by the Lead Borrower).

                           (B) The charging of the amount of such Revolving Credit Loan to the Loan Account (in all other circumstances).

                  (iii) There shall not be any recourse to or liability of the Administrative Agent, on account of:

                           (A) Any delay by any bank or other depository institution in treating the proceeds of any such Revolving Credit Loan as collected funds.

                           (B) Any delay in the receipt, and/or any loss, of funds which constitute a Revolving Credit Loan, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Lead Borrower.

         (G)      THE LOAN ACCOUNT.

                  (i) An account ("LOAN ACCOUNT") shall be opened on the books of the Administrative Agent in which a record shall be kept of all Revolving Credit Loans.

                  (ii) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Administrative Agent and each Revolving Credit Lender and of all credits against such amounts so owed.

                  (iii) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Revolving Credit Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                                     ..30..

                  (iv) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                  (v) The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which any Agent or any Revolving Credit Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and each Borrower's obligations under Section 2(i)(ii). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2(g)(v) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

                  (vi) Any statement rendered by the Administrative Agent or any Revolving Credit Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower unless the Lead Borrower provides the Administrative Agent with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         (H) THE REVOLVING CREDIT NOTES. The Borrowers' obligation to repay Revolving Credit Loans, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of EXHIBIT 2(h), annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, HOWEVER, to establish or prove any Liability under or with respect to the Revolving Credit. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, each Borrower shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

         (I)      PAYMENT OF THE LOAN ACCOUNT.

                  (i) The Borrowers MAY repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

                  (ii) The Borrowers, without notice or demand from the Administrative Agent or any Revolving Credit Lender, SHALL pay the Administrative Agent that amount, from time to

                                     ..31..

time, which is necessary so that there is no Overloan outstanding.

                  (iii) The Borrowers, within one day after notice from the Administrative Agent, SHALL (A) pay the Administrative Agent that amount, from time to time, which is necessary so that the provisions set forth in Section 5(V) of the Hilco Agreement are not breached, and (B) if, after the payment of the outstanding Revolving Credit Loans, such provisions would still be breached, furnish cash collateral in an amount equal to 110% of the Stated Amount of the then outstanding L/Cs so that such provisions are not breached.

                  (iv) The Borrowers SHALL repay the then entire unpaid balance of the Loan Account and all other outstanding Liabilities on the Termination Date.

                  (v) The Administrative Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2(i)(i) and 2(i)(ii) against Libor Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse any Borrower from any indemnification obligation under Section 2(i)(vi).

                  (vi) The Borrowers shall indemnify the Administrative Agent and each Revolving Credit Lender and hold the Administrative Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Administrative Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Administrative Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                           (A) Default by any Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Libor Loans.

                           (B) Default by any Borrower in making a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                           (C) The making of any payment on a Libor Loan or the making of any conversion of any such Revolving Credit Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

         (J)      INTEREST ON REVOLVING CREDIT LOANS.

                                     ..32..

                  (i) Each Revolving Credit Loan shall bear interest at the Base Rate unless timely notice is given (as provided in Section 2(e)) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

                  (ii) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.

                  (iii) Subject to, and in accordance with, the provisions of this Agreement, the Lead Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by the Lead Borrower.

                  (iv) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than three (3) Libor Rates applicable to the Revolving Credit Loans at any one time.

                  (v) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                           (A) On the applicable Interest Payment Date for that Revolving Credit Loan.

                           (B) On the Termination Date and on the End Date.

                           (C) Following the occurrence of any Event of Default, with such frequency as may be determined by the Administrative Agent.

                  (vi) Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the SuperMajority Lenders at rate which is the aggregate of the rate applicable to Base Margin Loans PLUS two percent (2%) per annum, PROVIDED THAT if any Libor Loans are then outstanding (or if the Administrative Agent permits the Borrowers to elect Libor Loans after the occurrence of such Event of Default), the rate of interest for such Libor Loans shall be the aggregate of the rate applicable to Libor Loans plus two percent (2%) per annum..

         (K)      REVOLVING CREDIT COMMITMENT FEE.

                  (i) In consideration of the commitment to make Revolving Credit Loans to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned and the Borrowers shall pay the "REVOLVING CREDIT COMMITMENT FEE" (so referred to herein) in the amount and payable as provided in the Fee Letter.


                                     ..33..

                  (ii) Upon the Termination Date, any remaining installments of the Revolving Credit Commitment Fee shall be immediately due and payable.

         (L) ADMINISTRATIVE AGENT'S FEE; MONITORING FEE. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the " ADMINISTRATIVE AGENT'S FEE" and the "MONITORING FEE" at the times and in the amounts as set forth the Fee Letter.

         (M) UNUSED LINE FEE. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "UNUSED LINE FEE" (so referred to herein) of 0.375% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Termination Date.

         (N) EARLY TERMINATION FEE. In the event that the Termination Date occurs, for any reason, prior to the Maturity Date (other than on account of a refinancing provided by the Administrative Agent or any Affiliate of the Administrative Agent), the Borrowers shall pay to the Administrative Agent the "REVOLVING CREDIT EARLY TERMINATION FEE" (so referred to herein) in an amount equal to the following percentages of the Revolving Credit Ceiling:

                          --------------------------------- -----------------------
                          Termination Date                  Percentage Fee
                          --------------------------------- -----------------------
                          On or before September            2%
                          1, 2001
                          --------------------------------- -----------------------
                          After September 1, 2001           1%
                          and on or prior to
                          September 1, 2002
                          --------------------------------- -----------------------

         (O) CONCERNING FEES. The Borrowers shall not be entitled to any credit, rebate or repayment of any fee earned by any Agent or any Revolving Credit Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's or any Revolving Lenders' respective obligation to make Revolving Credit Loans hereunder.

         (P) AGENTS' AND LENDERS' DISCRETION.

                  (i) Each reference in the Loan Documents to the exercise of discretion or the like by any Agent or any Revolving Credit Lender shall be to such Person's exercise of its

                                     ..34..

judgment, in good faith (which shall be presumed), based upon such Person's consideration of any such factors as that Agent or that Revolving Credit Lender, taking into account information of which that Person then has actual knowledge, believes:

                           (A) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Collateral Agent's Collateral Interests therein, or the amount which the Collateral Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Collateral Agent's realizing upon the Collateral and likely Costs of Collection).

                           (B) Indicates that any report or financial information delivered to any Agent or any Revolving Credit Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                           (C) Suggests an increase in the likelihood that any Borrower will become the subject of a bankruptcy or insolvency proceeding.

                           (D) Suggests that any Borrower is InDefault.

                  (ii) In the exercise of such judgement, each Agent or each Revolving Credit Lender also may take into account any of the following factors:

                           (A) Those included in, or tested by, the definitions
of "Eligible Inventory" and "Cost".

                           (B) The current financial and business climate of the industry in which each Borrower competes (having regard for that Borrower's position in that industry).

                           (C) General macroeconomic conditions which have a material effect on the Borrowers' cost structure.

                           (D) Material changes in or to the mix of the Borrowers' Inventory.

                           (E) Seasonality with respect to the Borrowers' Inventory and patterns of retail sales.

                           (F) Such other factors as each Agent and each Revolving Credit Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

                  (iii) The burden of establishing the failure of any Agent or any Revolving Credit Lender to have acted in a reasonable manner in such Person's exercise of such discretion




                                     ..35..

         shall be the Borrowers' and may be made only by clear and convincing evidence.

         (Q)      PROCEDURES FOR ISSUANCE OF L/C'S.

                  (i) The Lead Borrower may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of any Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Administrative Agent.

                  (ii) The Administrative Agent will cause the issuance by the Issuer of any L/C so requested by the Lead Borrower, PROVIDED THAT , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2(e)(viii) and if so issued:

                           (A) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Twenty Million Dollars and No Cents ($20,000,000.00).

                           (B) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:

                                    (I) Standby's: One (1) year from initial
issuance.

                                    (II) Documentary's: Sixty (60) days from
issuance.

                           (C) An OverLoan will not result from the issuance of the subject L/C.

                  (iii) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (iv) There shall not be any recourse to, nor liability of, any Agent or any Revolving Credit Lender on account of any action or inaction of an Issuer on account of or in respect to, any L/C.

                  (v) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Administrative Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Borrower is InDefault or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2(i)(ii) hereof.

         (R)      FEES FOR L/C'S.

                  (i) The Borrowers shall pay to the Administrative Agent a fee, on account of

                                     ..36..

L/C's, the issuance of which had been procured by the Administrative Agent, monthly in arrears, and on the Termination Date and on the End Date, equal to
(A) 2.75% per annum of the weighted average Stated Amount of all standby L/C's outstanding during the period in respect of which such fee is being paid, and
(B) 0.125% per month of the weighted average Stated Amount of all documentary L/C's outstanding during the period in respect of which such fee is being paid, EXCEPT THAT, following the occurrence of any Event of Default, such fees shall be increased by two percent (2%) per annum.

                  (ii) In addition to the fee to be paid as provided in Subsection 2(r)(i), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

                  (iii) If any change in Applicable Law shall either:

                           (A) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                           (B) impose on any Issuer any other condition or
requirements relating to any such letters of credit;

and the result of any event referred to in Section 2(r)(iii)(A) or 2(r)(iii)(B), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Lead Borrower of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. Any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section 2(r)(iii)(A) or 2(r)(iii)(B), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

         (S       CONCERNING L/C'S.

                                     ..37..

                  (i None of the Issuer, the Issuer's correspondents, any Revolving Credit Lender, any Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                           (A The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.

                           (B The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                  (ii The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                  (iii Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

                           (A      Select an advising bank, if any.

                           (B      Select a paying bank, if any.

                           (C      Select a negotiating bank.

                  (iv All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). No Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                  (v Each Agent's, each Revolving Credit Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                  (vi Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Lead Borrower, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/C's will be governed by International Standby Practices

                                     ..38..

ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

                  (vii The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                           (A Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                           (B Any Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

                           (C The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.

                           (D Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

         (T      CHANGED CIRCUMSTANCES.

                  (i The Administrative Agent may advise the Lead Borrower that the Administrative Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:

                           (A Adequate and fair means do not exist for ascertaining the rate for Libor Loans .

                           (B The continuation of or conversion of any Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Administrative Agent or any Revolving Credit Lender in good faith with any Applicable Law.

                           (C The indices on which the interest rates for Libor Loans are based shall no longer represent the effective cost to the Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                  (ii In the event that the Administrative Agent advises the Lead Borrower

                                     ..39..

of an occurrence described in Section 2(t)(i), then, until the Administrative Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                           (A The obligation of the Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                           (B Any notice which the Lead Borrower had given the Administrative Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2(t)(i), shall be deemed at the option of the Administrative Agent to not having been given.

         (UI      REVOLVING CREDIT LENDERS' COMMITMENTS

                  (i Subject to Section 14(a) (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "REVOLVING CREDIT COMMITMENT PERCENTAGE", and "REVOLVING CREDIT DOLLAR COMMITMENT" (respectively so referred to herein) is set forth on EXHIBIT 2(U), annexed hereto.

                  (ii The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any Revolving Credit Loan in excess of the lesser of the following:

                  (A That Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject Revolving Credit Loan or of Availability.

                  (B that Revolving Credit Lender's Revolving Credit Dollar Commitment.

                  (iii No Revolving Credit Lender shall have any liability to the Borrowers on account of the failure of any other Revolving Credit Lender to provide any Revolving Credit Loan nor any obligation to make up any shortfall which may be created by such failure.

                  (iv The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders", PROVIDED, HOWEVER unless an Event of Default has occurred (in which event, no consent of any Borrower is required) any assignment to a Person not then a Revolving Credit Lender shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given

                                     ..40..

unless the Lead Borrower provides the Administrative Agent with written objection, not more than Five (5) Business Days after the Administrative Agent shall have given the Lead Borrower written notice of a proposed assignment).

                  (v. Upon written notice given the Lead Borrower from time to time by the Administrative Agent, of any assignment or allocation referenced in
Section 2(u)(iv):

                           (A Each Borrower shall execute one or more
replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Administrative Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) PROVIDED HOWEVER, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Administrative Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages.

                           (B Such change shall be effective from the effective
date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights and privileges of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.

ARTICLE 3  - DESIGNATION OF LEAD BORROWER AS BORROWERS'  AGENT.

                  (i Each Borrower hereby designates the Lead Borrower as that Borrower's agent to obtain Revolving Credit Loans and L/Cs hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2(a)(iv). As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Revolving Credit Lender on account of Revolving Credit Loans and L/Cs so made or issued hereunder as if made directly by the Revolving Credit Lenders to that Borrower, notwithstanding the manner by which such Revolving Credit Loans and L/Cs are recorded on the books and records of the Lead Borrower and of any Borrower.

                  (ii Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of all other Borrowers as if the Borrower so assuming were each other Borrower.


                                     ..41..

                  (iii The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Revolving Credit Loan.

                  (iv The proceeds of each Revolving Credit Loan which is requested by the Lead Borrower shall be deposited into the Operating Account or as otherwise indicated by the Lead Borrower. The Lead Borrower shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such Revolving Credit Loan was obtained. Neither any Agent nor any Revolving Credit Lender shall have any obligation to see to the application of such proceeds.

ARTICLE 4 - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 4(a) through and including 4(d), (each in form and substance satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 4(e) through and including 4(q), shall have been satisfied:

         (A CORPORATE DUE DILIGENCE.

                  (i Certificates of corporate good standing for each Borrower, respectively issued by the Secretary of State for the state in which that Borrower is incorporated.

                  (ii Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature a Borrower's business conducted or assets owned could require such qualification.

                  (iii Certificates of each Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         (B. OPINION. An opinion of counsel to the Borrowers in form and substance reasonably satisfactory to the Administrative Agent.

         (C ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Administrative Agent or its counsel reasonably may require or request including, without limitation, the documents on EXHIBIT 4(a).

         (D OFFICERS' CERTIFICATES. Certificates executed by the Controller of the Lead

                                     ..42..

Borrower and stating that the representations and warranties made by the Borrowers to the Agents and the Revolving Credit Lenders in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         (E REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of each Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Borrower shall be true and complete as of the date as of which such representation or warranty was made.

         (F MINIMUM DAY ONE AVAILABILITY. After giving effect to the first funding under the Revolving Credit; accounts payable which are more than 30 days beyond credit terms then accorded the Borrowers; any charges to the Loan Account for fees and expense reimbursements made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, Availability shall not be less than $7,000,000.00.

         (G ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Administrative Agent and the Collateral Agent in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Administrative Agent and the Collateral Agent) shall have been paid in full.

         (H COMPLETION OF MERGER. The Merger shall have been consummated on terms reasonably satisfactory to the Administrative Agent.

         (I SUBORDINATED DEBT. The Borrowers shall have received not less than $1,200,000.00 of net proceeds of subordinated debt, on terms and conditions reasonably acceptable to the Administrative Agent.

         (J CELESTRON AGREEMENT. The Borrowers shall have furnished the Administrative Agent with a copy of a written agreement between the Borrower and Celestron establishing a deferred payment schedule with respect to amounts due Celestron and the agreement of Celestron to supply additional merchandise to the Borrower on credit, which agreement shall be on terms and conditions reasonably satisfactory to the Administrative Agent.

         (K ENGAGEMENT OF CONSULTANT. The Borrowers shall have retained a liquidation professional reasonably acceptable to the Administrative Agent to act as a consultant for the Borrowers in connection with, or to conduct as the Borrowers' agent, the liquidation of the inventory and assets at the twelve World of Science, Inc. store locations which the Borrowers have advised the Administrative Agent are to be closed, and to dispose of any discontinued inventory being sold at those locations.

                                     ..43..

         (L COMPLETION OF DUE DILIGENCE. The Administrative Agent shall have completed and be satisfied with their due diligence, including, without limitation, the completion of a commercial finance audit, appraisal of inventory, receipt of satisfactory results of background information concerning the Borrowers' management team, customary customer and credit checkings, and vendor references.

         (M PERFECTION OF COLLATERAL INTERESTS. The Collateral Agent shall have received confirmation, satisfactory to the Collateral Agent, of the filing of all financing statements and other filings to perfect the Collateral Interests of the Collateral Agent.

         (N PRO FORMA FINANCIAL STATEMENTS. The Administrative Agent shall have received a pro forma consolidating balance sheet for the Borrowers, after giving effect to the Merger, reviewed by the Borrowers' independent certified public accountants, which balance sheet shall be reasonably satisfactory to the Administrative Agent.

         (O HILCO AGREEMENT; INTERCREDITOR AGREEMENT. The Borrowers shall have entered into the Hilco Agreement (which shall be reasonably satisfactory to the Administrative Agent) and shall have received proceeds therefrom in an amount of not less than $5,000,000. The Administrative Agent, Hilco and the Borrowers shall have entered into the Intercreditor Agreement.

         (P NO BORROWER INDEFAULT. No Borrower is InDefault.

         (Q NO ADVERSE CHANGE. No event shall have occurred or failed to occur, and no litigation shall exist, which occurrence, failure or litigation is or could have a materially adverse effect upon any Borrower's assets, business, financial condition, income or prospects since the date of the most recent financial information delivered to the Administrative Agent when compared with such financial condition at July 29, 2000. The Administrative Agent acknowledges and agrees that it is aware of the pending litigation recently commenced by Meade against the Lead Borrower and that such litigation as it presently exists does not violate this pre-condition to effectiveness.

No document shall be deemed delivered to the Administrative Agent, the Collateral Agent, or any Revolving Credit Lender until received and accepted by the Administrative Agent at its offices in Braintree, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Administrative Agent at said offices.

ARTICLE 5 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Revolving Credit Lender to establish the credit facility contemplated herein and to induce the Revolving Credit Lenders to provide Revolving Credit Loans and to issue L/Cs (each of which Revolving Credit Loans and L/Cs shall be deemed to have been made and issued in reliance thereupon), the Borrowers, in addition to all other representations,

                                     ..44..

warranties, and covenants made by any Borrower in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

         (A PAYMENT AND PERFORMANCE OF LIABILITIES. The Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         (B DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

                  (i Each Borrower presently is and hereafter shall remain in good standing as a corporation under the laws of the State in which it is organized, as set forth in the Preamble to this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Borrower's assets or operation of each Borrower's business, such qualification may be necessary, except where the failure to so qualify would have no more than a DE MINIMIS adverse effect on the business or a assets of any Borrower.

                  (ii Each Borrower's respective federal employer identification number is as st forth on EXHIBIT 5(b) annexed hereto.

                  (iii No Borrower shall change its State of organization; or that Borrower's federal taxpayer identification number.

                  (iv Each Affiliate is listed on EXHIBIT 5(b), annexed hereto. The Lead Borrower shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

                  (v Each Borrower has all requisite power and authority to execute and deliver all Loan Documents to which that Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

                  (vi The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Borrower to secure the Liabilities); each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                           (A Have been duly authorized by all necessary
action.

                           (B Do not, and will not, contravene in any material
respect any provision of any Requirement of Law or obligation of that Borrower.

                           (C Will not result in the creation or imposition of,
or the obligation to

                                     ..45..

create or impose, any Encumbrance upon any assets of that Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

                  (vii The Loan Documents have been duly executed and delivered by each Borrower and are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

         (C TRADE NAMES.

                  (i EXHIBIT 5(c), annexed hereto, is a listing of:

                           (A All names under which any Borrower ever conducted
its business.

                           (B All Persons with whom any Borrower ever
consolidated or merged, or from whom any Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

                  (ii The Lead Borrower will provide the Administrative Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which that Borrower is conducting its business at the execution of this Agreement and will not effect such change unless each Borrower is then in compliance with all provisions of this Agreement.

         (D INFRASTRUCTURE.

                  (i Each Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

                  (ii Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Borrower's conduct of that Borrower's business.

                  (iii The conduct by each Borrower of that Borrower's business does not presently infringe (nor will any Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         (E INDEBTEDNESS. The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:

                                     ..46..

                  (i Any Indebtedness on account of the Revolving Credit.

                  (ii Any Indebtedness on account of the Hilco Agreement.

                  (iii Subordinated Debt.

                  (iv The Indebtedness (if any) listed on EXHIBIT 5(e), annexed hereto.

         (F LICENSES. Each license, distributorship, franchise, and similar agreement issued to, or to which any Borrower is a party and which is material to such Borrower's business is in full force and effect. No party to any such license or agreement is in default or violation thereof. No Borrower has received any notice or threat of cancellation of any such license or agreement.

         (G LEASES. EXHIBIT 5(g), annexed hereto, is a schedule of all presently effective Capital Leases. Such Exhibit includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease. No Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease. Each Borrower hereby authorizes the Administrative Agent at any time and from time to time to contact any of the Borrowers' respective landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Lease(s) between the subject Borrower and that landlord and to discuss such issues, concerning the subject Borrower's occupancy under such Lease(s), as the Administrative Agent may determine.

         (H REQUIREMENTS OF LAW. Each Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not have more than a DE MINIMIS adverse effect on the Borrowers' business or assets. No Borrower has received any notice of any violation of any Requirement of Law (other than of a violation which has no more than a DE MINIMIS adverse effect on the Borrowers' business or assets), which violation has not been cured or otherwise remedied.

         (I LABOR RELATIONS.

                  (i No Borrower has been, and none is presently a party to any collective bargaining or other labor contract.

                  (ii There is not presently pending and, to any Borrower's knowledge, there is not threatened any of the following:

                           (A Any strike, slowdown, picketing, work stoppage,
or employee

                                     ..47..

grievance process.

                           (B Any proceeding against or affecting any Borrower
relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Borrower, which, if determined adversely to that Borrower could have more than a DE MINIMIS adverse effect on that Borrower.

                           (C Any lockout of any employees by any Borrower (and
no such action is contemplated by any Borrower).

                           (D Any application for the certification of a
collective bargaining agent.

                  (iii No event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.

                  (iv Each Borrower:

                           (A Has complied in all material respects with all
Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

                           (B Is not liable for the payment of more than a DE
MINIMIUS amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Borrower's failure to comply with any Applicable Law referenced in Section 5(i)(iv)(A).

         (J TAXES.

                  (i With respect to the Borrowers' federal, state, and local tax liability and obligations:

                           (A The Borrowers, in compliance with all Applicable
Law, have properly filed all returns due to be filed up to the date of this Agreement.

                           (B Except as described on EXHIBIT 5(j):

                                    (I0 At no time has any Borrower received
from any taxing authority any request to perform any examination of or with respect to any Borrower nor any other written or verbal notice in any way relating to any claimed failure by any Borrower to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature

                                     ..48..

of taxes.

                                    (II0 No agreement is extant which waives or
extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                                    (III0 No issue has been raised in any tax
examination of any Borrower which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.

                  (ii The Borrowers have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon any Borrower by reason of withholding from employees' pay or by reason of any Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom any Borrower is obligated to so file.

         (K NO MARGIN STOCK. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         (L ERISA.

                  (i Neither any Borrower nor any ERISA Affiliate has ever:

                           (A Violated or failed to be in full compliance with
any Borrower's Employee Benefit Plan.

                           (B Failed timely to file all reports and filings
required by ERISA to be filed by any Borrower.

                           (C Engaged in any nonexempt "prohibited transactions"
or "reportable events" (respectively as described in ERISA).

                           (D Engaged in, or committed, any act such that a tax
or penalty reasonably could be imposed upon any Borrower on account thereof pursuant to ERISA.

                                     ..49..

                           (E Accumulate any material cumulative funding
deficiency within the meaning of ERISA.

                           (F Terminated any Employee Benefit Plan such that a
lien could be asserted against any assets of any Borrower on account thereof pursuant to ERISA.

                           (G Been a member of, contributed to, or have any
obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

                  (ii Neither any Borrower nor any ERISA Affiliate shall ever engage in any action of the type described in Section 5(l)(i).

         (M HAZARDOUS MATERIALS.

                  (i No Borrower has ever: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of the incurrence of any expense in connection with the assessment, containment, or removal of any Hazardous Material for which that Borrower would be responsible.

                  (ii Each Borrower shall: (i) dispose of any Hazardous
Material only in compliance with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of that Borrower's business and in compliance with all Environmental Laws.

         (N LITIGATION. Except as described in EXHIBIT 5(n), annexed hereto, there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to any Borrower, would have more than a DE MINIMIS adverse effect upon a Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         (O DIVIDENDS. INVESTMENTS. CORPORATE ACTION.   No Borrower shall:

                  (i Pay any cash dividend or make any other distribution in respect of any class of that Borrower's capital stock.

                  (ii Own, redeem, retire, purchase, or acquire any of any Borrower's capital stock, except for purchases of the Lead Borrower's capital stock if (A) the Borrowers are not then InDefault; and (B) the obligations to the holders of the Subordinated Debt and the obligations under the Hilco Agreement have been repaid in full; (C) the consideration paid for all such purchases after the Closing Date does not exceed $1,100,000 in the aggregate; and (D) after giving effect to each such purchase, Availability is not less than the following:


                                     ..50..

                           -------------------------------- -------------------------
                           Period                           Availability
                           -------------------------------- -------------------------
                           April 1 through August 31 of     $10,000,000
                           each year
                           -------------------------------- -------------------------
                           September 1 through March 31     $20,000,000
                           of each year
                           -------------------------------- -------------------------


                  (iii Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person.

                  (iv Merge or consolidate or be merged or consolidated with or into any other Person except for the Merger.

                  (v Consolidate any of that Borrower's operations with those of any other Person other than of another Borrower.

                  (vi Organize or create any Affiliate.

                  (vii Subordinate any debts or obligations owed to that Borrower by any third party to any other debts owed by such third party to any other Person.

                  (viii Acquire any assets other than in the ordinary course and conduct of that Borrower's business as conducted at the execution of this Agreement, PROVIDED THAT, as long as no Event of Default then exists, the Borrowers may make acquisitions of up to eight stores for an aggregate amount not to exceed $1,000,000.

         (P LOANS. No Borrower shall make any loans or advances to, nor acquire the Indebtedness of, any Person, PROVIDED, HOWEVER, the foregoing does not prohibit any of the following:

                  (i Advance payments made to that Borrower's suppliers in the ordinary course.

                  (ii Advances to that Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by that Borrower.

                  (iii) Security Deposits and prepaid rent under Leases.

                                     ..51..

         (Q LINE OF BUSINESS. No Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

         (R AFFILIATE TRANSACTIONS. No Borrower shall make any payment, nor give any value to any Affiliate except for goods and services actually purchased by that Borrower from, or sold by that Borrower to, such Affiliate for a price and on terms which shall

                  (i be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                  (ii be no less favorable to that Borrower than those which would have been charged and imposed in an arms length transaction.

         (S ADEQUACY OF DISCLOSURE.

                  (i All financial statements furnished to each Agent and each Revolving Credit Lender by each Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered (PROVIDED HOWEVER, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (ii No Borrower has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' Consolidated financial statements furnished to each Agent and each Revolving Credit Lender prior to the execution of this Agreement.

                  (iii No document, instrument, agreement, or paper now or hereafter given each Agent and each Revolving Credit Lender by or on behalf of each Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by each Agent and each Revolving Credit Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of any Borrower or any such guarantor which has not been disclosed in writing to each Agent and each Revolving Credit Lender.

         (T NO RESTRICTIONS ON LIABILITIES. No Borrower shall enter into or directly or

                                     ..52..

indirectly become subject to any agreement which (i) is breached by the Borrowers' execution and delivery of, and performance under, this Agreement or any other Loan Document or the Hilco Agreement, or (ii) prohibits or restricts, in any manner, any Borrower's:

                  (i Creation of, and granting of Collateral Interests in favor of the Collateral Agent.

                  (ii Incurrence of Liabilities.

         (U HILCO AGREEMENT.  The Borrower shall not:

                  (i effect or permit any change in or amendment to the Hilco Agreement without the prior written consent of the Supermajority Lenders;

                  (ii make any payment of principal or fees to Hilco on account of indebtedness under the Hilco Agreement unless, after giving effect to such payment and accounts payable which are more than 30 days beyond credit terms then accorded the Borrowers, Availability is at least $10,000,000;

                  (iii make any payments to Hilco on account of indebtedness due under the Hilco Agreement in advance of the date when due; or

                  (iv furnish any collateral security to Hilco on account of indebtedness due under the Hilco Agreement other than property which also secures the Liabilities and which is the subject of the Intercreditor Agreement.

         (V LANDLORDS' WAIVERS. The Borrowers shall use their best efforts to obtain landlords' waivers from their respective landlords within sixty (60) days after the Closing Date, such waivers to be reasonably satisfactory in form and substance to the Administrative Agent.

         (W SUBORDINATED DEBT.

                  (i No Borrower shall prepay, redeem , retire, defease, purchase or otherwise acquire any Indebtedness (including Subordinated Debt) prior to the stated maturities of such Indebtedness.

                  (ii No Borrower shall directly or indirectly amend, modify, alter, increase or change any of the terms or conditions of any agreement, instrument, document, indenture or other writing evidencing or concerning Subordinated Debt.

                  (iii No Borrower shall make any payment on account of Subordinated Debt except as permitted under the terms of the agreements, instruments, documents, indentures or other writings evidencing or concerning Subordinated Debt.

                                     ..53..

                  (iv No Borrower shall directly or indirectly materially amend, modify, alter, increase or change any of the terms or conditions of any agreement, instrument, document, indenture or other writing evidencing or concerning Indebtedness (other than Subordinated Debt).


         (X OTHER COVENANTS. No Borrower shall indirectly do or cause to be done any act which, if done directly by that Borrower, would breach any covenant contained in this Agreement.

ARTICLE 6         FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         (A MAINTAIN RECORDS. The Borrowers shall:

                  (i) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.

                  (ii) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 6 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and the results of operations for, the period(s) covered therein.

                  (iii) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (iv) At all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

                  (v) Not change any Borrower's fiscal year.

         (B) ACCESS TO RECORDS.

                  (i) Each Borrower shall accord the Administrative Agent with access from time to time as the Administrative Agent may require, upon reasonable advance notice to the

                                     ..54..

Lead Borrower if no Event of Default then exists, to all properties owned by or over which any Borrower has control. The Administrative Agent shall have the right, and each Borrower will permit the Administrative Agent from time to time as Administrative Agent may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. Each Borrower shall make all of that Borrower's copying facilities available to the Administrative Agent.

                  (ii) Each Borrower hereby authorizes the Administrative Agent to:

                           (A) Inspect, copy, duplicate, review, cause to be
reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent with respect thereto.

                           (B) Verify at any time the Collateral or any portion
thereof, including verification with Account Debtors, and/or with each Borrower's computer billing companies, collection agencies, and accountants and to sign the name of each Borrower on any notice to each Borrower's Account Debtors or verification of the Collateral.

                  (iii) The Administrative Agent from time to time may designate one or more representatives to exercise the Administrative Agent's rights under this Section 6(b) as fully as if the Administrative Agent were doing so.

         (C) IMMEDIATE NOTICE TO ADMINISTRATIVE AGENT.

                  (i) The Lead Borrower shall provide the Administrative Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (A) Any change in any Borrower's President, chief
executive officer, chief operating officer, chief financial officer, controller and vice president of finance (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

                           (B) Any ceasing of any Borrower's making of payment,
in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of a DE MINIMIS dispute).

                           (C) Any failure by any Borrower to pay rent at any of
that Borrower's locations, which failure continues for more than three (3) days following the last day on which such rent was payable without more than a de minimis adverse effect to that Borrower.

                                     ..55..

                           (D) Any material adverse change in the business,
operations, or financial affairs of any Borrower.

                           (E) Any Borrower's becoming InDefault.

                           (F) Any intention on the part of any Borrower to
discharge that Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, SEE Subsection 6(a)(iv)).

                           (G) Any litigation which, if determined adversely
to any Borrower, might have a material adverse effect on the financial condition of that Borrower.

                  (ii) The Lead Borrower shall:

                           (A) Provide the Administrative Agent, when so
distributed, with copies of any materials distributed to the shareholders of the Lead Borrower (QUA such shareholders).

                           (B) Promptly after the sending or filing thereof,
furnish the Administrative Agent with copies of all statements, reports, press releases, and other information any Borrower files with the Securities and Exchange Commission or any national (domestic or foreign) securities exchange.

                           (C) Add the Administrative Agent as an addressee on
all mailing lists maintained by or for each Borrower.

                           (D) At the request of the Administrative Agent, from
time to time, provide the Administrative Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                           (E) Provide the Administrative Agent, when received
by any Borrower, with a copy of any management letter or similar communications from any accountant of any Borrower.

         (D) BORROWING BASE CERTIFICATE. The Lead Borrower shall provide the Administrative Agent by 1:00p.m., daily with a Borrowing Base Certificate (in the form of EXHIBIT 6(d) annexed hereto, as such form may be revised from time to time by the Administrative Agent). Such Certificate may be sent to the Administrative Agent by facsimile transmission or electronic mail.

         (E) WEEKLY REPORTS. Weekly, on Tuesday of each week (as of the then immediately preceding Saturday) the Lead Borrower shall provide the Administrative Agent with a sales audit report and a flash collateral report (each in such form as may be specified from time

                                     ..56..

to time by the Administrative Agent). Such report may be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         (F) MONTHLY REPORTS.

                  (i) Monthly, the Lead Borrower shall provide the Administrative Agent with original counterparts of the following (each in such form as the Administrative Agent from time to time may specify):

                           (A) Within Fifteen (15) days of the end of the
previous month:

                                    (I) A "Stock Ledger Inventory Report" and a
                           Certificate (signed by the Lead Borrower's President or Chief Financial Officer) concerning the Borrowers' Inventory.

                                    (II) An aging of the Borrowers' Inventory,
                           if available under the Borrowers' computer systems.

                                    (III) An Open to Buy Report on which is
                           shown whether inventory levels are adequate to meet sales forecasts.

                           (B) Within Thirty (30) days of the end of the
previous month:

                                    (I) Reconciliation of the above described
                           Report and Inventory Certificate (Section
                           6(f)(i)(A)(I)) to Availability and to the general ledger as of the end of the subject month.

                                    (II) A Gross Margin Reconciliation.

                                    (III) A schedule of purchases from the
                           Borrowers' ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Administrative Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.

                                    (IV) An due date aging of the Borrowers'
                           accounts payable.

                                    (V) A store activity report.

                                    (VI) The officer's compliance certificate
                           described in Section 6(i).

                                    (VII) An internally prepared financial
                           statement of

                                     ..57..

                           the Borrowers' Consolidated financial
                           condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan.


                  (ii) For purposes of Sections 6(f)(i)(A), above, and 6(f)(i)(B), above, the first "previous month" in respect of which the items respectively required by those Sections shall be the month prior to that which dates this Agreement, EXCEPT THAT the first group of items required to be provided pursuant to Section 6(f)(i)(A) shall be included with those provided pursuant to Section 6(f)(i)(B); thereafter, those items shall be provided in accordance with the requirements of Section 6(f)(i)(A).

         (G) QUARTERLY REPORTS. Quarterly, within Forty Five (45) days following the end of each of the Borrowers' fiscal quarters, the Lead Borrower shall provide the Administrative Agent with a copy of Securities and Exchange Commission Form 10-Q filed by the Lead Borrower.

         (H) ANNUAL REPORTS.

                  Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Administrative Agent with the following:

                           (i) An original signed counterpart of the Borrowers' Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Lead Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, cash flows, and schedules of consolidation.

                           (ii) The officer's compliance certificate described in Section 6(i).

         (I) OFFICERS' CERTIFICATES. The Lead Borrower shall cause either the Lead Borrower's President or its Chief Financial Officer, in each instance, to provide such Person's Certificate with those monthly statements required pursuant to Section 6(f)(i)(B) and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (i) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the Consolidated financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s)

                                     ..58..

covered, SUBJECT, HOWEVER to the following:

                           (A) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

                           (B) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 6(l).

                  (ii) Indicate either that (i) no Borrower is InDefault, or
(ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

                  (iii) Include calculations concerning the Borrowers' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 6(l) hereof.

         (J) INVENTORIES, APPRAISALS, AND AUDITS.

                  (i) The Administrative Agent, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of any Borrower.

                  (ii) The Borrowers, at their own expense, shall cause not less than two (2) physical inventories to be undertaken in each twelve (12) month period during which this Agreement is in effect conducted by such inventory takers and following such methodology as is consistent with the Borrowers' past practices.

                           (A) The Lead Borrower shall provide the
         Administrative Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) within ten (10) days following the completion of such inventory.

                           (B) The Lead Borrower, within thirty (30) days following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) and shall post such results to the Borrowers' stock ledger and, as applicable to the Borrowers' other financial books and records
         .

                           (C) The Administrative Agent, in its discretion, if any Borrower is InDefault, may cause such additional inventories to be taken as the Administrative Agent determines (each, at the expense of the Borrowers).

                                     ..59..

                  (iii) The Administrative Agent may obtain appraisals of the Collateral, from time to time (in all events, at the Borrowers' expense) conducted by such appraisers as are satisfactory to the Administrative Agent.

                  (iv) The Administrative Agent contemplates conducting Four (4) commercial finance field examinations (in each event, at the Borrowers' expense) of the Borrowers' books and records during any Twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

         (K) ADDITIONAL FINANCIAL INFORMATION.

                  (i) In addition to all other information required to be provided pursuant to this Article 6, the Lead Borrower promptly shall provide the Administrative Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent may from time to time request from the Lead Borrower.

                  (ii) The Lead Borrower MAY provide the Administrative Agent, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.

                  (iii) In all events, the Lead Borrower, no sooner than ninety
(90) nor later than sixty (60) days prior to the end of each of the Borrowers' fiscal years, SHALL provide the Administrative Agent with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each Consolidated (with consolidating schedules) and each prepared in conformity with GAAP and consistent with the Borrowers' then current practices.

                  (iv) Each Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Administrative Agent may obtain, develop, or receive with respect to the Borrowers are confidential to the Administrative Agent and that, except as otherwise provided herein, no Borrower is entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom; PROVIDED THAT if the Administrative Agent reduces the amounts available to be borrowed against Eligible Inventory as a result of a reduction in the Appraised Inventory Liquidation Value, the Administrative Agent shall furnish the Lead Borrower with such portion of an appraisal which evidences the basis for the reduction in the Appraised Inventory Liquidation Value.

         (L) FINANCIAL PERFORMANCE COVENANTS. The Borrowers shall observe and comply with those financial performance covenants set forth on EXHIBIT 6(l)(a), annexed hereto, certain of which covenants are based on the Business Plan set forth on EXHIBIT 6(l)(b),

                                     ..60..

annexed hereto. Such financial performance covenants do not cover the full term of the loan arrangement contemplated hereby; accordingly, if the Administrative Agent and the Borrowers are unable, prior to the expiration of the periods set forth on EXHIBIT6(l)(a), to agree on covenants for periods beyond those set forth on EXHIBIT6(l)(a), the Borrowers shall be required to maintain Availability of at least $5,000,000 at all times until such covenants are established and shall not be permitted to obtain Revolving Credit Loans or L/Cs if such minimum Availability would be breached thereby. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Administrative Agent may determine the Borrowers' compliance with such covenants based upon financial reports and statements provided by the Lead Borrower to the Administrative Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Administrative Agent.

ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         (A)      DEPOSITORY ACCOUNTS.

                  (i) Annexed hereto as EXHIBIT 7(a) is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                  (ii) The Lead Borrower shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, a Blocked Account Agreement with any depository institution at which either of the following conditions applies:

                           (A) Both any DDA (other than the Operating Account)
and the Operating Account is maintained.

                           (B) A Blocked Account is maintained.

                  (iii) The Lead Borrower shall deliver to the Administrative Agent, within thirty (30) days after the Closing Date, notifications, executed on behalf of each Borrower, to each depository institution with which any DDA is maintained (other than any Exempt DDA and the Blocked Account), in form satisfactory to the Administrative Agent of the Collateral Agent's interest in such DDA.

                  (iv) No Borrower will establish any DDA hereafter (other than an Exempt

                                     ..61..

DDA) unless, contemporaneous with such establishment, the Lead Borrower delivers the following to the Administrative Agent:

                           (A) Notification to the depository at which such DDA
is established if the same would have been required pursuant to Section 7(a)(iii) if the subject DDA were open at the execution of this Agreement.

                           (B) A Blocked Account Agreement executed on behalf of
the depository at which such DDA is established if the same would have been required pursuant to Section 7(a)(ii) if the subject DDA were open at the execution of this Agreement.

         (B)      CREDIT CARD RECEIPTS.

                  (i) Annexed hereto as EXHIBIT 7(b), is a Schedule which describes all arrangements to which any Borrower is a party with respect to the payment to that Borrower of the proceeds of credit card charges for sales by that Borrower.

                  (ii) The Lead Borrower shall deliver to the Administrative Agent, within thirty (30) days after the Closing Date, notifications, executed on behalf of each Borrower, to each of each Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Administrative Agent), which notice provides that payment of all credit card charges submitted by that Borrower to that clearinghouse or other processor and any other amount payable to that Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Administrative Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Administrative Agent.

         (C)      THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS .

                  (i) The following checking accounts have been or will be established (and are so referred to herein):

                           (A) The "CONCENTRATION ACCOUNT" (so referred to
herein): Established by the Administrative Agent with IBJ Whitehall Bank & Trust Company.

                           (B) The "BLOCKED ACCOUNT" (so referred to herein):
Established by the Lead Borrower with Wells Fargo National Bank.

                           (C) The "OPERATING ACCOUNT" (so referred to herein):
Established by the Lead Borrower with IBJ Whitehall Bank & Trust Company.

                  (ii) The contents of each DDA (other than the Operating Account) and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the

                                     ..62..

Concentration Account constitutes the Administrative Agent's property.

                  (iii) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Administrative Agent).

         (D)      PROCEEDS AND COLLECTIONS .

                  (i) All Receipts and all cash proceeds of any sale or other disposition of any of each Borrower's assets:

                           (A)      Constitute Collateral and proceeds of
                                    Collateral.

                           (B) Shall be held in trust by the Borrowers for the Administrative Agent.

                           (C) Shall not be commingled with any of any Borrower's other funds.

                           (D) Shall be deposited and/or transferred only to the Blocked Account or the Concentration Account.

                  (ii) The Lead Borrower shall cause the ACH or wire transfer to the Blocked or the Concentration Account, no less frequently than twice each week (and whether or not there is then an outstanding balance in the Loan Account) of the following:

                           (A) The then contents of each DDA (other than any
Exempt DDA), each such transfer to be net of any minimum balance, not to exceed $1,000, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained).

                           (B) The proceeds of all credit card charges not
otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Administrative Agent on each Business Day on which any such transfer is made.

                  (iii) Whether or not any Liabilities are then outstanding, the Lead Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $1,000, as may be required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained.

                                     ..63..

                  (iv) In the event that, notwithstanding the provisions of this
Section 7(d), any Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Borrower for the Administrative Agent and shall not be commingled with any of that Borrower's other funds or deposited in any account of any Borrower other than as instructed by the Administrative Agent.

         (E)      PAYMENT OF LIABILITIES.

                  (i) On each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) towards the unpaid balance of the Loan Account and all other Liabilities, PROVIDED, HOWEVER, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made one (1) Business Day after such transfer.

                  (ii) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                           (A) Funds shall be deemed to have been deposited to
the Concentration Account on the Business Day on which deposited, PROVIDED THAT notice of such deposit is available to the Administrative Agent by 2:00PM on that Business Day.

                           (B) Funds paid to the Administrative Agent, other
than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, PROVIDED THAT notice of such payment is available to the Administrative Agent by 2:00PM on that Business Day.

                           (C) If notice of a deposit to the Concentration
Account (Section 7(e)(ii)(A)) or payment (Section 7(e)(ii)(B)) is not available to the Administrative Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                           (D) All deposits to the Concentration Account and
other payments to the Administrative Agent are subject to clearance and collection.

                  (iii) The Administrative Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7(e)(i), above (less those amount which are to be netted out, as provided therein) PROVIDED, HOWEVER, in the event that

                           (A) any Borrower is InDefault; and

                                     ..64..

                           (B) one or more L/C's are then outstanding,

then the Administrative Agent may establish a funded reserve of up to 110% of the Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Lead Borrower PROVIDED THAT the Borrower is not no Borrower is InDefault or (ii) applied towards the Liabilities following Acceleration.

         (F) THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Lead Borrower upon, and other disbursements shall be made by the Lead Borrower solely from, the Operating Account.

ARTICLE 8 - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 8 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 8(k), any and all Liabilities shall become due and payable without any further act on the part of the Administrative Agent. Upon the occurrence of any other Event of Default, the Administrative Agent may, and on the instruction of the SuperMajority Lenders as provided in Section 11(a)(ii) , or as provided in Section 12(a)(iii) shall, declare any and all Liabilities to be immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between any Agent and any Revolving Credit Lender and any Borrower and instruments and papers heretofore, now, or hereafter given any Agent and any Revolving Credit Lender by any Borrower.

         (A) FAILURE TO PAY THE REVOLVING CREDIT. The failure by any Borrower to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit.

         (B) FAILURE TO MAKE OTHER PAYMENTS. The failure by any Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Revolving Credit.

         (C) FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD) . The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of the following provisions hereof:

                           SECTION             RELATES TO            :
                           -------------------------------------------
                           5(e)                      Indebtedness
                           5(o)                      Dividends. Investments. Other  Corporate Actions
                           5(r)                      Affiliate Transactions
                           6(l)                      Financial Performance Covenants
                           5(u)                      Hilco Agreement

                                     ..65..

                           Article 7                 Cash Management


         (D) FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). (i) Except as provided in Section 8(d)(ii), the failure of the Borrowers to furnish any information or reports required pursuant to Article 6 hereof when due, PROVIDED THAT an Event of Default shall not be deemed to have arisen hereunder if the Borrowers furnish the required information or reports within ten days after the date when due and the failure to deliver such information or reports does not occur more than twice in any twelve month period.

         (ii) The failure of the Borrowers to furnish any borrowing base certificate required pursuant to Section 6(d) hereof when due, PROVIDED THAT an Event of Default shall not be deemed to have arisen hereunder if the Borrowers furnish the required borrowing base certificate within two days after the date when due and the failure to deliver such borrowing base certificate does not occur more than six times in any twelve month period.

         (iii) The failure of the Borrowers to pay any taxes when due as required under Section 5(j)(ii) hereof, PROVIDED THAT an Event of Default shall not be deemed to have arisen hereunder if (A) the amount of any delinquent tax is less than $5,000, the Borrowers shall pay such delinquent tax within thirty days after the date when due, or (B) (1) the amount of any delinquent tax is greater than $5,000, the Borrowers shall pay the delinquent tax within ten days after the date when due and (2) the failure to pay such taxes in excess of $5,000 does not occur more than twice in any twelve month period, and (3) the aggregate amount of any such delinquent taxes does not exceed $200,000.

         (iv) The failure by any Borrower within ten (10) days following the earlier of any Borrower's knowledge of a breach of any covenant or Liability not described in any of Sections 8(a), 8(b), 8(c), or 8(d)(i) or of its receipt of written notice from the Administrative Agent of the breach of any of any of such covenants or Liabilities.

         (E) MISREPRESENTATION. The determination by the Administrative Agent that any representation or warranty at any time made by any Borrower to any Agent or any Revolving Credit Lender under any Loan Document, certificate or financial information delivered to the Administrative Agent was not true or complete in all material respects when given.

         (F) ACCELERATION OF OTHER DEBT. BREACH OF LEASE. The occurrence of any event such that any Indebtedness of any Borrower to any creditor other than any Agent or any Revolving Credit Lender could be accelerated or, without the consent of any Borrower, any Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence). Without limiting the foregoing, the occurrence of any default by the Borrowers under the Hilco Agreement beyond any applicable grace period provided in the Hilco Agreement shall constitute an immediate Event of Default hereunder, without notice or

                                     ..66..

grace.

         (G) DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach of any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between any Agent or any Revolving Credit Lender and any Borrower or instrument given by any Borrower to any Agent or any Revolving Credit Lender and the expiry, without cure, of any applicable grace period (notwithstanding that subject Agent or Revolving Credit Lender may not have exercised all or any of its rights on account of such breach or default).

         (H) UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         (I)      ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.

                  (i) The service of process upon any Agent or any Revolving Credit Lender or any Participant seeking to attach, by trustee or other process, any funds of any Borrower on deposit with, or assets of any Borrower in the possession of, that Agent or that Revolving Credit Lender or such Participant.

                  (ii) The entry of any judgment against any Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry, or (if not a money judgment) could have a material adverse effect on the Borrowers' financial condition or ability to conduct its business in the ordinary course.

                  (iii) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         (J) BUSINESS FAILURE. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by any Borrower, to initiate a program of self-liquidation of all or any material portion of its business; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any material part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Borrower of the liquidation or winding

                                     ..67..

up of all or any part of any Borrower's business or operations.

         (K) BANKRUPTCY. The failure by any Borrower to generally pay the debts of that Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which any Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Borrower by appropriate proceedings or, if so contested, is not dismissed within thirty (30) days of when filed.

         (L) INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         (M) CHALLENGE TO LOAN DOCUMENTS.

                  (i) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (ii) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         (N) KEY MANAGEMENT. The death, disability, or failure of Peter Hanelt at any time to exercise that authority and discharge those management responsibilities with respect to the Lead Borrower as are exercised and discharged by such Person at the execution of this Agreement unless replaced by the affirmative vote of the Lead Borrower's board of directors within 45 days of such death, disability or failure with a person reasonably acceptable to the Administrative Agent.

                                     ..68..

         (O)      CHANGE IN CONTROL.        Any Change in Control.

ARTICLE 9 - RIGHTS AND REMEDIES UPON DEFAULT:

         (A) ACCELERATION. Upon the occurrence of any Event of Default described in 8(k) and at the Administrative Agent's option (or on the instruction of the SuperMajority Lenders) upon the occurrence of any other Event of Default, and at all times thereafter, the Administrative Agent may declare all indebtedness of the Borrower to the Revolving Credit Lenders to be immediately due and payable and may exercise all of the Administrative Agent's Rights and Remedies as the Administrative Agent from time to time thereafter determines as appropriate.

         (B). RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder (herein, the AGENTS' RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by an Agent in exercising or enforcing any of the Agents' Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by an Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agents' Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between any Agent and any person, at any time, shall preclude the other or further exercise of the Agents' Rights and Remedies. No waiver by any Agent of any of the Agents' Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agents' Rights and Remedies may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents' Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 10 - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

         (A)      REVOLVING CREDIT FUNDING PROCEDURES.

                  (i) The Administrative Agent shall advise each Revolving Credit Lender, no later than 2:00PM (Boston Time) on a date on which any Revolving Credit Loan is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, PROVIDED THAT if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

                                     ..69..

                  (ii) Subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject Revolving Credit Loan to the Administrative Agent.

         (B)      ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:

                  (i) Each Revolving Credit Lender shall make available to the Administrative Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Commitment Percentage of the following:

                           (A) Each Revolving Credit Loan, up to the maximum
amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

                           (B) Up to the maximum amount of that Revolving Credit
Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

                  (ii) In all circumstances, the Administrative Agent may:

                           (A) Assume that each Revolving Credit Lender, subject
to Section 10(b)(i), timely shall make available to the Administrative Agent that Revolving Credit Lender's Revolving Credit Commitment Percentage of each Revolving Credit Loan, notice of which is provided pursuant to Section 10(a).

                           (B) In reliance upon such assumption, make available
the corresponding amount to the Borrowers.

                           (C) Assume that each Revolving Credit Lender timely
shall pay, and shall make available, to the Administrative Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

                  (iii) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available, a Revolving Credit Lender's Revolving Credit Commitment Percentage of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "DELINQUENT REVOLVING CREDIT LENDER") fails to provide to the Administrative Agent within one (1) Business Day of written notice of such failure, then:

                           (A) The amount which had been made available by the
Administrative Agent is an " ADMINISTRATIVE AGENT'S COVER" (and is so referred to herein).

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

                           (B) All interest paid by the Borrowers on account of
the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Administrative Agent's Cover shall be retained by the Administrative Agent until the Administrative Agent's Cover, with interest, has been paid.

                           (C) The Delinquent Revolving Credit Lender shall pay
to the Administrative Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Administrative Agent's Cover in respect of that Delinquent Revolving Credit Lender

                           (D) The Administrative Agent shall have succeeded to
all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Administrative Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to Section 10(c)(i) (which relates to ordinary course distributions) or Section 11(f) (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

                           (E) Subject to Subsection 10(b)(iii)(D), the
Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, PROVIDED HOWEVER there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of Section 10(b)(iii)(B), above.

                  (iv) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

                  (v) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Administrative Agent the aggregate of the following:

                           (A) The Administrative Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Administrative Agent in accordance with Subsection 10(b)(iii)(D), above) with respect to that Delinquent Revolving Credit Lender.

                           PLUS


                                     ..71..

                           (B) The aggregate of the amount payable under Subsection 10(b)(iii)(C), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

                           PLUS

                           (C) All such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent's rights against such Delinquent Revolving Credit Lender.

         (C) ORDINARY COURSE DISTRIBUTIONS: REVOLVING CREDIT. THIS SECTION 10(c) APPLIES UNLESS THE PROVISIONS OF SECTION 11(f) (WHICH RELATES TO DISTRIBUTIONS IN THE EVENT OF A LIQUIDATION) BECOMES OPERATIVE.

                  (i) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent's option) the Administrative Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

                  (ii) The Administrative Agent shall distribute to each Revolving Credit Lender, such Person's respective Pro-Rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Administrative Agent (excluding the one Business Day for settlement provided for in Section 7(e)(i), which shall be for the account of the Administrative Agent only). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Administrative Agent has distributed to that Revolving Credit Lender its pro-rata share thereof.

                  (iii) The Administrative Agent shall distribute Unused Line Fees and Early Termination Fees paid on account of the Revolving Credit to the Revolving Credit Lenders pro rata based upon their respective Revolving Credit Commitment Percentages. The Administrative Agent shall pay the Revolving Credit Lenders such additional fees, if any, as may be set forth in a separate letter between the Administrative Agent and each such Revolving Credit Lender.

                  (iv) No Revolving Credit Lender shall have any interest in, or right to receive any part of any interest which reflects "float" as described in the PROVISO included in Section 7(e)(i). Any such float shall be for the account of the Administrative Agent only.

                  (v) No Revolving Credit Lender shall have any interest in, or right to receive


                                     ..72..

any part of, the Revolving Credit Commitment Fee, the Administrative Agent's Fee, or the Monitoring Fee to be paid by the Borrowers to the Administrative Agent pursuant to the this Agreement.

                  (vi) Any amount received by the Administrative Agent or the Collateral Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

                  (vii) Each distribution pursuant to this Section 10(c) is subject to Section 10(b)(iii), above.

ARTICLE 11 - ACCELERATION AND LIQUIDATION:

         (A) ACCELERATION NOTICES

                  (i) The Administrative Agent may give the Collateral Agent and the Revolving Credit Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

                  (ii) The SuperMajority Lenders may give the Administrative Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, PROVIDED THAT counterparts executed by the requisite Revolving Credit Lenders are received by the Administrative Agent within a period of five (5) consecutive Business Days.

         (B) ACCELERATION Unless stayed by judicial or statutory process, the Administrative Agent shall Accelerate the amounts due under the Revolving Credit within a commercially reasonable time following:

                  (i) The Administrative Agent's giving of an Acceleration Notice to the Collateral Agent and the Revolving Credit Lenders as provided in
Section 11(a)(i).

                  (ii) The Administrative Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 11(a)(ii) .

         (C) INITIATION OF LIQUIDATION Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Collateral Agent within a commercially reasonable time following Acceleration of the amounts due under the Revolving Credit.

         (D) ACTIONS AT AND  FOLLOWING INITIATION OF LIQUIDATION


                                     ..73..

                  (i) At the initiation of a Liquidation the Administrative Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans.

                  (ii) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Revolving Credit Lender's Revolving Credit Commitment Percentage of such honoring.

         (E) COLLATERAL AGENT'S CONDUCT OF LIQUIDATION

                  (i) Any Liquidation shall be conducted by the Collateral Agent, with the advice and assistance of the Administrative Agent and the Revolving Credit Lenders, subject to the terms of the Intercreditor Agreement.

                  (ii) The Collateral Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

                  (iii) The Collateral Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Collateral Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Collateral Agent determines as appropriate under the circumstances.

                  (iv) Each Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by an Agent or a Revolving Credit Lender) unless indemnified to that Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take that course of action or action plan.

                  (v) The Administrative Agent and each Revolving Credit Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Administrative Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

         (F) DISTRIBUTION OF LIQUIDATION PROCEEDS:

                  (i) The Collateral Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation


                                     ..74..

of future expenses which may be incurred by any Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Agents anticipate may need to be paid.

                  (ii) Subject to the terms of the Interecreditor Agreement, the Collateral Agent shall distribute the proceeds of any Liquidation to the Administrative Agent.

                  (iii) The Administrative Agent shall distribute the net proceeds of Liquidation, as distributed to the Administrative Agent by the Collateral Agent pursuant to Section 11(f)(ii), in accordance with the relative priorities set forth in Section 11(g).

                  (iv) Each Revolving Credit Lender, on the written request of the Administrative Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agents and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Agents and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Administrative Agent.

         (G) RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION The relative priorities to the proceeds of a Liquidation are as follows:

                  (i) To the Agents as reimbursement for all reasonable third party costs and expenses incurred by the Agents and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 11(f)(i); AND THEN

                  (ii) To the Issuer, to provide cash collateral for all outstanding L/Cs in an amount equal to 110% of the Stated Amount thereof; AND THEN

                  (iii) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to the unpaid principal balance of Revolving Credit; AND THEN

                  (iv) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to accrued interest on the Liabilities under the Revolving Credit; AND THEN

                  (v) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to Revolving Credit Fees; AND THEN

                  (vi) To any Delinquent Revolving Credit Lenders, pro-rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to Sections 11(g)(ii), 11(g)(iv), 11(g)(v) ; AND THEN

                  (vii)    To any other Liabilities.


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

ARTICLE 12 - THE AGENTS:

                  (A) APPOINTMENT OF THE AGENT

                  (i) Each Revolving Credit Lender appoints and designates IBJ Whitehall Retail Finance as the "Administrative Agent" hereunder and under the Loan Documents.

                  (ii) Each Revolving Credit Lender appoints and designates the Collateral Agent as the "Collateral Agent" hereunder, under the Intercreditor Agreement and under the Loan Documents.

                  (iii)    Each Revolving Credit Lender authorizes each Agent:

                           (A) To execute those of the Loan Documents and all
other instruments relating thereto to which that Agent is a party.

                           (B) To take such action on behalf of the Revolving
Credit Lenders and to exercise all such powers as are expressly delegated to that Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

         (B) RESPONSIBILITIES OF AGENTS

                  (i) The Administrative Agent shall have principal responsibilities for and primary authority for the administration of the credit facility contemplated by the Loan Agreement and for all matters for which the Collateral Agent is not responsible. In all instances where the allocation of responsibility and authority, as between the Collateral Agent and the Administrative Agent is in doubt, the Administrative Agent shall be vested with such responsibility and authority.

                  (ii) The Collateral Agent shall have principal responsibilities for and primary authority for the conduct of the Liquidation and the distribution of the proceeds of such Liquidation.

                  (iii) Neither Agent shall have any duties or responsibilities to, or any fiduciary relationship with, any Revolving Credit Lender except for those expressly set forth in this Agreement.

                  (iv) Neither Agent nor any of its Affiliates shall be responsible to any Revolving Credit Lender for any of the following:

                           (A) Any recitals, statements, representations or
warranties made by any Borrower or any other Person.


                                     ..76..

                           (B) Any appraisals or other assessments of the
assets of any Borrower or of any other Person responsible for or on account of the Liabilities.

                           (C) The value, validity, effectiveness,
genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

                           (D) Any failure by any Borrower or any other Person
(other than the subject Agent) to perform its obligations under the Loan Documents.

                  (v) Each Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the subject Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

                  (vi) Neither Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of their respective counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

                  (vii) Neither Agent shall have any responsibility in any event for more funds than that Agent actually receives and collects.

                  (viii) The Agents, in their separate capacities as Revolving Credit Lenders, shall have the same rights and powers hereunder as any other Revolving Credit Lender.

         (C) CONCERNING DISTRIBUTIONS BY THE AGENTS

                  (i) Each Agent, in that Agent's reasonable discretion based upon that Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

                  (ii) Each Agent may disburse funds prior to determining that the sums which that Agent expects to receive have been finally and unconditionally paid to that Agent. If and to the extent that Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Revolving Credit


                                     ..77..

Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Administrative Agent the sum paid to that person.

                  (iii) If, in the opinion of an Agent, the distribution of any amount received by that Agent might involve that Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then that Agent may refrain from making distribution until that Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

                  (iv) The proceeds of any Revolving Credit Lender's exercise of any right of, or in the nature of, set-off shall be deemed, FIRST, to the extent that a Revolving Credit Lender is entitled to any distribution hereunder, to constitute such distribution and SECOND, shall be shared with the other Revolving Credit Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 11(g).

                  (v) Each Revolving Credit Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Administrative Agent to any Revolving Credit Lender.

                  (vi) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid or disgorged or (y) the SuperMajority Lenders determine to effect such repayment or disgorgement, then each Revolving Credit Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Revolving Credit Lender's pro-rata share of the amount so adjudged or determined to be repaid or disgorged.

         (D) DISPUTE RESOLUTION: Any dispute among the Revolving Credit Lenders and/or any Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Revolving Credit Lender hereto hereby submits.

         (E) DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS The Administrative Agent will forward to each Revolving Credit Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Lead Borrower pursuant to Article 6 of this Agreement, other than any of the following:

                  (i) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.


                                     ..78..

                  (ii)     Routine or nonmaterial communications.

                  (iii) Any notice or document required by any of the Loan Documents to be furnished to the Revolving Credit Lenders by the Lead Borrower.

                  (iv) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Revolving Credit Lenders other than by the Administrative Agent.

         (F) CONFIDENTIAL INFORMATION

                  (i) Each Revolving Credit Lender will maintain, as confidential, all of the following:

                                    (A) Proprietary approaches, techniques, and
methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by this Agreement.

                           (B) Proprietary forms and formats utilized by the
Administrative Agent in providing reports to the Revolving Credit Lenders pursuant hereto, which forms or formats are not of general currency.

                  (ii) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

         (G) RELIANCE BY AGENTS Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by that Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by that Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, that Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Revolving Credit Lenders.

         (H) NON-RELIANCE ON AGENTS AND OTHER REVOLVING CREDIT LENDERS

                  (i) Each Revolving Credit Lender represents to all other Revolving Credit Lenders and to the Agents that such Revolving Credit Lender:

                           (A) Independently and without reliance on any
representation or act by any Agent or by any other Revolving Credit Lender, and based on such documents and


                                     ..79..

information as that Revolving Credit Lender has deemed appropriate, has made such Revolving Credit Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.

                           (B) Has relied upon that Revolving Credit Lender's
review of the Loan Documents by that Revolving Credit Lender and by counsel to that Revolving Credit Lender as that Revolving Credit Lender deemed appropriate under the circumstances.

                  (ii) Each Revolving Credit Lender agrees that such Revolving Credit Lender, independently and without reliance upon any Agent or any other Revolving Credit Lender, and based upon such documents and information as such Revolving Credit Lender shall deem appropriate at the time, will continue to make such Revolving Credit Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.

                  (iii) Neither Agent in the discharge of that Agent's duties hereunder, shall be required to make inquiry of, or to inspect the properties or books of, any Person.

                  (iv) Except for notices, reports, and other documents and information expressly required to be furnished to the Revolving Credit Lenders by the Administrative Agent hereunder (as to which, SEE Section 12(e)), the Agents shall not have any affirmative duty or responsibility to provide any Revolving Credit Lender with any credit or other information concerning any Person, which information may come into the possession of Agents or any Affiliate of an Agent.

                  (v) Each Revolving Credit Lender, at such Revolving Credit Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agents, which documents relate to the Agents' performance of their duties hereunder.

         (I) INDEMNIFICATION Without limiting the liabilities of the Borrowers under this or any of the other Loan Documents, each Revolving Credit Lender shall indemnify each Agent, pro-rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against that Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, PROVIDED, HOWEVER, no Revolving Credit Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the subject Agent as to which a final judicial determination has been or is made (in a proceeding in which the subject Agent has had an opportunity to be heard) that the subject Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.


                                     ..80..

         (J) RESIGNATION OF AGENT

                  (i) An Agent may resign at any time by giving 60 days prior written notice thereof to the Revolving Credit Lenders and to the other Agent. Upon receipt of any such notice of resignation, subject to the terms of the Intercreditor Agreement, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Lead Borrower, not to be unreasonably withheld and, in any event, deemed given by the Lead Borrower if no written objection is provided by the Lead Borrower to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $200,000,000. The consent of the Lead Borrower otherwise required by this Section 12(j)(i) shall not be required if an Event of Default has occurred.

                  (ii) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

                  (iii) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

 ARTICLE 13 - ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:

         (A) ADMINISTRATION OF CREDIT FACILITIES

                  (i) Except as otherwise specifically provided in this Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate within their respective areas of responsibility and authority, as set forth in Sections 12(b)(ii) and 12(b)(i), PROVIDED, HOWEVER, neither Agent is under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

                  (ii) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agents' discretion, that Agent shall have the sole right to take, or refrain


                                     ..81..

from taking, such action without, and notwithstanding, any vote of the Revolving Credit Lender:

                  Actions Described in Section     Type of Consent Required
                  ---------------------------------------------------------
                           13(b)            Majority Lenders
                           13(c)            SuperMajority Lenders
                           14(d)            Certain Consent
                           13(d)            Unanimous Consent
                           13(e)            Consent of the Agents


                  (iii) The rights granted to the Revolving Credit Lenders in those sections referenced in Section 13(a)(ii) shall not otherwise limit or impair any Agent's exercise of its discretion under the Loan Documents.

         (B) ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS

         Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

         (C) ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS The Consent or direction of the SuperMajority Lenders is required as follows:

                  (i) The Revolving Credit Lenders agree that any Revolving Credit Loan which results in a Permissible OverLoan may be made by the Administrative Agent in its discretion without the Consent of the Revolving Credit Lenders and that each Revolving Credit Lender shall be bound thereby, PROVIDED, HOWEVER, the Consent or direction of the SuperMajority Lenders is required to permit a Permissible OverLoan to be outstanding for more than 30 consecutive Business Days or more than twice in any twelve month period.

                  (ii) If any Borrower is then InDefault, the SuperMajority Lenders may direct the Administrative Agent to suspend the Revolving Credit (including the making of any Permissible OverLoans), whereupon, as long as a Borrower is InDefault, the only Revolving Credit Loans which may be made are either

                           (A) Revolving Credit Loans made or undertaken in the
Agents' discretion to protect and preserve the interests of the Revolving Credit Lenders; or

                           (B) Revolving Credit Loans made with Consent of the
SuperMajority Lenders.

                  (iii) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may:

                           (A) Give the Administrative Agent an Acceleration
Notice in accordance with Section 11(a)(ii).

                                     ..82..

                           (B) Direct the Administrative Agent to increase the
rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

                  (iv) The Consent of the Supermajority Lenders shall be required for any modification to the Hilco Agreement or the Intercreditor Agreement and for any modification or waiver of the provisions of Section 6(u) hereof.

         (D) ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT None of the following may take place except with Unanimous Consent:

                  (i) Any increase in any Revolving Credit Lender's Revolving Credit Dollar Commitment or Revolving Credit Commitment Percentage (other than by reason of the application of Section 13(h) (which deals with NonConsenting Revolving Credit Lenders) except with the Consent of each Revolving Credit Lender adversely affected thereby or Section 14(a) (which deals with assignments and participations)).

                  (ii) Any decrease in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans, except with the Consent of each Revolving Credit Lender adversely affected thereby.

                  (iii) Any extension of the Maturity Date.

                  (iv) Any forgiveness of all or any portion of any payment Liability.

                  (v) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any Agent's Fee, the Monitoring Fee and the Early Termination Fee (for each of which the consent of the Agents shall also be required)) and of any fee provided for by the Fee Letter (which may be amended by written agreement between the Lead Borrower on the one hand, and the Administrative Agent on the other).

                  (vi) Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

                  (vii) Any amendment of the definition of the terms "Borrowing Base" or "Availability" or of any Definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment , IT BEING UNDERSTOOD, HOWEVER, that:

                           (A) The foregoing shall not limit the adjustment by
the Administrative Agent of any Reserve in the Administrative Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

                                     ..83..

                           (B) The foregoing shall not prevent the
Administrative Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

                  (viii) Any release of any Person obligated on account of the Liabilities.

                  (ix) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permissible OverLoan, PROVIDED, HOWEVER,

                           (A) no Consent shall be required in connection with
the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

                           (B) each Revolving Credit Lender recognizes that
subsequent to the making of a Revolving Credit Loan which does not constitute a Permissible OverLoan, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in collateral value).

                  (x) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of Revolving Credit Loans to an amount which does not exceed a Permissible OverLoan or, subject to the time limits included in
Section 13(c)(i) (which places time and frequency limits on Permissible Overloans), to eliminate an OverLoan.

                  (xi) Any amendment of this Article 13.

                  (xii) Amendment of any of the following Definitions:
                                    "Appraised Inventory Liquidation Value"
                                    "Majority Lender"
                                    "Permissible OverLoan"
                                    "Protective Advances"
                                    "SuperMajority Lenders
                                    "Unanimous Consent"

         (E) ACTIONS REQUIRING AGENTS' CONSENT

                  (i) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects an Agent in its capacity as an Agent may be undertaken without the written consent of the Agents.

                  (ii) No action referenced herein which affects the rights, duties, obligations, or liabilities of an Agent shall be effective without the written consent of the Agents.

                                     ..84..

         (F)      MISCELLANEOUS ACTIONS

                  (i) Notwithstanding any other provision of this Agreement, no single Revolving Credit Lender independently may exercise any right of action or enforcement against or with respect to any Borrower.

                  (ii) Each Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Revolving Credit Lender unless that Agent shall first

                           (A) receive such clear, unambiguous, written
instructions as that Agent deems appropriate; and

                           (B) be indemnified to that Agent's satisfaction by
the Revolving Credit Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

                  (iii) Each Agent may establish reasonable procedures for the providing of direction and instructions from the Revolving Credit Lenders to that Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

         (G) ACTIONS REQUIRING LEAD BORROWER'S CONSENT The Lead Borrower's consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended without the consent of the Lead Borrower:

         Article          Title of Article
         ---------------------------------
         10                Revolving Credit Fundings and Distributions
         11                Acceleration and Liquidation
         12                The Agents
         13                Action By Agents - Consents - Amendments - Waivers
         14                Assignments and Participations

         (H)      NONCONSENTING LENDER

                  (i) In the event that a Revolving Credit Lender (in this
Section 13(h), a "NONCONSENTING LENDER") does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this Article 13, then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 14(a), below, of the NonConsenting Lender's commitment hereunder on fifteen (15) days written notice to the

                                     ..85..

Administrative Agent and to the NonConsenting Lender.

                  (ii) At the end of such fifteen (15) days, AND PROVIDED THAT the NonConsenting Lender delivers the Revolving Credit Note held by the NonConsenting Lender to the Administrative Agent, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Lender:

                           (A) Such NonConsenting Lender's pro-rata share of the
principal and interest of the Loans to the date of such assignment.

                           (B) All fees distributable hereunder to the
NonConsenting Lender to the date of such assignment.

                           (C) Any out-of-pocket costs and expenses for which
the NonConsenting Lender is entitled to reimbursement from the Borrowers.

                  (iii) In the event that the NonConsenting Lender fails to deliver to the Administrative Agent the Revolving Credit Note held by the NonConsenting Lender as provided in Section 13(h)(ii), then:

                           (A) The amount otherwise to be Transferred to the
NonConsenting Revolving Credit Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Lender upon delivery of the Revolving Credit Note held by that NonConsenting Lender.

                           (B) The Revolving Credit Note held by the
NonConsenting Lender shall have no force or effect whatsoever.

                           (C) The NonConsenting Lender shall cease to be a
"Lender".

                           (D) The Revolving Credit Lender(s) which have
Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Lender as " Revolving Credit Lender".

                  (iv) In the event that more than one (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Lender's commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Commitment Percentages, with the Administrative Agent coordinating such transaction.

                  (v) The Administrative Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting Lender, PROVIDED,

                                     ..86..

HOWEVER, no processing fee otherwise to be paid as provided in Section 14(b)(ii) shall be due under such circumstances.

ARTICLE 14 -      ASSIGNMENTS BY REVOLVING CREDIT LENDERS:

         (A)      ASSIGNMENTS AND ASSUMPTIONS:

                  (i) Except as provided herein, each Revolving Credit Lender (in this Section 14(a), an "ASSIGNING LENDER") may assign to one or more Eligible Assignees (in this Section 14(a)(i), each an "ASSIGNEE LENDER") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Lender, PROVIDED THAT:

                           (A) The Administrative Agent shall have given its
prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having a Dollar Commitment of less than the "minimum hold" amount specified in Section 14(a)(i)(C) or if there would be more than six Revolving Credit Lenders.

                           (B) Each such assignment shall be of a constant, and
not a varying, percentage of all the Assigning Lender's rights and obligations under this Agreement.

                           (C) Following the effectiveness of such assignment,
the Assigning Lender's Dollar Commitment (if not an assignment of all of the Assigning Lender's Commitment) shall not be less than $5,000,000.

                           (D) As long as the Borrowers are not InDefault, the
Lead Borrower shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed; PROVIDED THAT the Lead Borrower shall have no right to consent to any Assignee Lender until successful completion of the initial syndication of this Agreement and the other Loan Documents (except that such consent shall be required for Assignee Lenders in connection with the initial syndication who have not previously been disclosed to the Lead Borrower).

         (B) ASSIGNMENT PROCEDURES. THIS SECTION 14(b) DESCRIBES THE PROCEDURES TO BE FOLLOWED IN CONNECTION WITH AN ASSIGNMENT EFFECTED PURSUANT TO THIS
ARTICLE 14 AND PERMITTED BY SECTION 14(a).

                  (i) The parties to such an assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 14(a), annexed hereto.

                                     ..87..

                  (ii) The Assigning Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Lender and the Administrative Agent's processing fee of $3,500, PROVIDED, HOWEVER, no such processing fee shall be due where the Assigning Lender is one of the Revolving Credit Lenders at the initial execution of this Agreement.

                  (iii) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Revolving Credit Lenders and of the amount of the Revolving Credit Commitment Percentage of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Revolving Credit Lenders. The Administrative Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a " Revolving Credit Lender" hereunder for all purposes of this Agreement.

                  (iv) The Assigning Lender and Assignee Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

         (C)      EFFECT OF ASSIGNMENT.

                  (i) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

                           (A)      The Assignee Lender:

                                    (I) Shall be a party to this Agreement and
the Loan Documents (and to any amendments thereof) as fully as if the Assignee Lender had executed each.

                                    (II) Shall have the rights of a Revolving
Credit Lender hereunder to the extent of the Revolving Credit Commitment Percentage and Revolving Credit Commitment Percentage assigned by such Assignment and Acceptance.

                           (B) The Assigning Lender shall be released from the
Assigning Lender's obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

                           (C) The Administrative Agent shall undertake to
obtain and distribute replacement Revolving Credit Notes to the subject Assigning Lender and Assignee Lender.

                                     ..88..

                  (ii) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

ARTICLE 15 - NOTICES:

         (A) NOTICE ADDRESSES. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a Revolving Credit Loan or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to either Agent:

                                    IBJ Whitehall Retail Finance
                                    45 Braintree Hill Office Park - Suite 303
                                    Braintree, Massachusetts 02184
                                    Attention        : David Molinario
                                    Fax              : 781-849-0140
         WITH A COPY TO:
                                    Riemer & Braunstein LLP
                                    Three Center Plaza
                                    Boston, Massachusetts  02108

                                    Attention      :  Donald E. Rothman, Esquire
                             Fax               :  617 880 3456
If to the Lead Borrower
And All Borrowers:
                                    Natural Wonders, Inc.
                                    4209 Technology Drive
                                    Freemont, California 94538
                                    Attention        :  Peter Hanelt
                                    Fax              :  510-252-6791

         WITH A COPY TO:

                                    Sheppard, Mullin, Richter & Hampton, LLP
                                    Four Embarcadero Center, Suite 1700
                                    San Francisco, California 94111
                                    Attention        : A. John Murphy, Esquire
                                    Fax:             :  (415) 434-3947

         (B)      NOTICE GIVEN.

                                     ..89..

                  (i) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (A) By mail: the sooner of when actually received or
Three (3) days following deposit in the United States mail, postage prepaid.

                           (B) By recognized overnight express delivery: the
Business Day following the day when sent.

                           (C) By Hand: If delivered on a Business Day after
9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (D) By Facsimile transmission (which must include a
header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (ii) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.


ARTICLE 16 - TERM:

         (A) TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2(e)(viii) hereof) until the Termination Date.

         (B) ACTIONS ON TERMINATION.

                  (i) On the Termination Date, the Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

                           (A) The entire balance of the Loan Account (including
the unpaid principal balance of the Revolving Credit Loan).

                           (B) Any then remaining installments of the Revolving
Credit Commitment Fee.

                                     ..90..

                           (C) Any then remaining installments of the Agent's
Fee, the Monitoring Fee and the Early Termination Fee, if applicable.

                           (D) Any payments due on account of the
indemnification obligations included in Section 2(i)(vi).

                           (E) Any accrued and unpaid Unused Line Fee.

                           (F) All unreimbursed costs and expenses of each
Agent and of Lenders' Special Counsel for which each Borrower is responsible under the Loan Documents.

                  (ii) On the Termination Date, the Borrowers shall also shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Administrative Agent.

                  (iii) Until such payment (Section 16(b)(i)) and arrangements concerning L/C's (Section 16(b)(ii)), all provisions of this Agreement, other than those included in Article 2 which place any obligation on the Administrative Agent or any Revolving Credit Lender to make any Revolving Credit Loans or to provide any financial accommodations to any Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

                  (iv) The release by the Collateral Agent of the Collateral Interests granted the Collateral Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Administrative Agent may require.

ARTICLE 17 - GENERAL:

         (A) PROTECTION OF COLLATERAL. No Agent has any duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of that Agent.

         (B) PUBLICITY. The Agents (or either of them) may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to the Lead Borrower (and may utilize any logo or other distinctive symbol associated with the Lead Borrower) in connection with any advertising, promotion, or marketing undertaken by the Agents (or either of them).

         (C) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers and their respective representatives, successors, and assigns and shall enure to the benefit of each Agent and each Revolving Credit Lender and their respective successors and

                                     ..91..

assigns, PROVIDED, HOWEVER, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that any Agent or any Revolving Credit Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         (D) SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         (E) AMENDMENTS.  COURSE OF DEALING.

                  (i) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Borrower and each Agent and each Revolving Credit Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by any Agent or any Revolving Credit Lender to give notice to the Lead Borrower of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Administrative Agent to the manner by which Borrowing Base is determined shall obligate the Administrative Agent to continue to determine Borrowing Base in that manner.

                  (ii) Each Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Administrative Agent. Subject to Article 13, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Administrative Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Administrative Agent shall be in reliance upon all representations and warranties theretofore made to the Administrative Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         (F) POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto the Administrative Agent full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon the Administrative Agent or the Collateral

                                     ..92..

Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

         (G) APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Administrative Agent determines in its sole discretion, consistent, HOWEVER, with Sections 11(f) and 11(g) and any other applicable provisions of this Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.

         (H) INCREASED COSTS. If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (i) subjects any Revolving Credit Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Administrative Agent or any Revolving Credit Lender under this Agreement (except for taxes on the Administrative Agent or any Revolving Credit Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Administrative Agent or that Revolving Credit Lender are located);

                  (ii) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Revolving Credit Lender;

                  (iii) imposes on any Revolving Credit Lender any other condition with respect to any Loan Document; or

                  (iv) imposes on any Revolving Credit Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Revolving Credit Lender's reasonable opinion, is to increase the cost to that Revolving Credit Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Revolving Credit Lender in respect of any loan, advance or financial accommodation by an amount which that Revolving Credit Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Revolving Credit Lender for such additional cost or reduction in income.

                                     ..93..

         (I) COSTS AND EXPENSES OF THE AGENTS .

                  (i) The Borrowers shall pay from time to time on demand all documented Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by each Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred by any Agent in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

                  (ii) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by the Revolving Credit Lenders to Lenders' Special Counsel.

                  (iii) Each Borrower authorizes the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

                  (iv) The undertaking on the part of each Borrower in this
Section 17(i) shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of any Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 17(i).

         (J) COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished any Agent or any Revolving Credit Lender may be reproduced by any Revolving Credit Lender or by any Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         (K) MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

         (L) CONSENT TO JURISDICTION.

                  (i) Each Borrower agrees that any legal action, proceeding, case, or

                                     ..94..

controversy against any Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Administrative Agent may elect in the Administrative Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                  (ii) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

                  (iii) Each Borrower WAIVES any objection based on FORUM NON CONVENIENS and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (iv) Nothing herein shall affect the right of the Administrative Agent to bring legal actions or proceedings in any other competent jurisdiction.

                  (v) Each Borrower agrees that any action commenced by any Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         (M) INDEMNIFICATION. Each Borrower shall indemnify, defend, and hold each Agent and each Revolving Credit Lender and any Participant and any of their respective employees, officers, or agents (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) arising under or related to the execution, delivery, enforcement, performance or administration of the Liabilities, the Loan Documents or the transactions contemplated thereby (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Revolving Credit Lender's selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers, other than a termination, release, or discharge duly executed on behalf of the

                                     ..95..

Administrative Agent which makes specific reference to this Section 17(m).

         (N) RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (i) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

                  (ii) Any term used herein to describe Collateral or a Person, which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrowers or in UCC9'99, shall be given the meaning which is the more encompassing of the two definitions.

                  (iii) Words in the singular include the plural and words in the plural include the singular.

                  (iv) Titles, headings (indicated by being UNDERLINED or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                  (v) The words "includes" and "including" are not limiting.

                  (vi) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (vii) Text which is shown in ITALICS, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (viii) The words "may not" are prohibitive and not permissive.

                  (ix) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (x) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                  (xi) The symbol "$" refers to United States Dollars.

                                     ..96..

                  (xii) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                  (xiii) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (xiv) Except as otherwise specifically provided, all references to time are to Boston time.

                  (xv) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                           (A) Unless otherwise provided (I) the day of the act,
event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                           (B)      The word "from" means "from and including".

                           (C) The words "to" and "until" each mean "to, but excluding".

                           (D)      The word "through" means "to and including".

                  (xvi) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 17(o) hereof, PROVIDED, HOWEVER, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         (O) INTENT. It is intended that:

                  (i) This Agreement take effect as a sealed instrument.

                  (ii) The scope of all Collateral Interests created by any Borrower to secure the Liabilities be broadly construed in favor of the Administrative Agent and that they cover all assets of each Borrower.

                  (iii) All Collateral Interests created in favor of the Collateral Agent at any time and from time to time by any Borrower secure all Liabilities, whether now existing or contemplated or hereafter arising.

                  (iv) All reasonable documented costs, expenses, and disbursements incurred by

                                     ..97..

any Agent and, to the extent provide in Section 17(i) each Revolving Credit Lender, in connection with such Person's relationship(s) with any Borrower shall be borne by the Borrowers.

                  (v) Unless otherwise explicitly provided herein, the Administrative Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion and without reference to Section 2(p) hereof.

         (P) PARTICIPATIONS: Each Revolving Credit Lender may sell participations to one or more financial institutions (each, a "PARTICIPANT") in that Revolving Credit Lender's interests herein PROVIDED THAT no such participation shall include any provision which accords that Participant with any rights, VIS A VIS any Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Revolving Credit Lenders. No such sale of a participation shall relieve a Revolving Credit Lender from that Revolving Credit Lender's obligations hereunder nor obligate any Agent to any Person other than a Revolving Credit Lender.

         (Q) RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Borrower from any Agent or any Revolving Credit Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of each Borrower to each Agent and such Revolving Credit Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to any Agent or that Revolving Credit Lender.

         (R) PLEDGES TO FEDERAL RESERVE BANKS: Nothing included in this Agreement shall prevent or limit any Revolving Credit Lender, to the extent that such Revolving Credit Lender is subject to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act (12 U.S.C. Section 341) from pledging all or any portion of that Revolving Credit Lender's interest and rights under this Agreement, PROVIDED, HOWEVER, neither such pledge nor the enforcement thereof shall release the pledging Revolving Credit Lender from any of its obligations hereunder or under any of the Loan Documents.

         (S) MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither any Agent nor any Revolving Credit Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

                                     ..98..

         (T) WAIVERS.

                  (i) Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 17(t)(ii), below, knowingly, voluntarily, and intentionally, and understands that each Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

                  (ii) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                           (A) Except as otherwise specifically required hereby,
notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                           (B) Except as otherwise specifically required hereby,
the right to notice and/or hearing prior to an Agent's exercising of that Agent's rights upon default.

                           (C) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR
CONTROVERSY IN WHICH ANY AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH ANY AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND THE AGENT OR EACH REVOLVING CREDIT LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (D) The benefits or availability of any stay,
limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which any Agent may or may become entitled to take hereunder.

                           (E) Any defense, counterclaim, set-off, recoupment,
or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                           (F) Any claim to consequential, special, or punitive
damages.

                                     ..99..

         (U) JOINT AND SEVERAL LIABILITY.

                           (A) The Liabilities are the joint and several
obligations of each Borrower. To the fullest extent permitted by applicable law, the obligations of each Borrower hereunder shall not be affected by (i) the failure of any Agent, the Issuer or any other Revolving Credit Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Borrower under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Borrower of the Liabilities under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent, the Administrative Agent, the Issuer or any Revolving Credit Lender.

                           (B) The obligations of each Borrower hereunder shall
not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Liabilities), including any claim of waiver, release, surrender, alteration or compromise of any of the Liabilities, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Liabilities or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent, the Issuer or any Revolving Credit Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Liabilities, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the indefeasible payment in full in cash of all the Liabilities).

                           (C) To the fullest extent permitted by applicable
law, each Borrower waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of the Liabilities or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, other than the indefeasible payment in full in cash of all the Liabilities. The Collateral Agent, the Administrative Agent, the Issuer and the Revolving Credit Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Liabilities, make any other accommodation with any other Borrower, or exercise any other right or remedy available to them against any other Borrower, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent that all the Liabilities have been indefeasibly paid in full in cash. Pursuant to applicable law, each Borrower waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any

                                    ..100..

other Borrower, as the case may be, or any security.

                           (D) Upon payment by any Borrower of any Liabilities,
all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations, as more particularly set forth in an Indemnity, Subrogation and Contribution Agreement to be entered into amongst the Borrowers. In addition, any indebtedness of any Borrower now or hereafter held by any other Borrower is hereby subordinated in right of payment to the prior payment in full of the Liabilities. None of the Borrowers will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Agents, the Issuer and the Revolving Credit Lenders and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Liabilities, whether matured or unmatured, in accordance with the terms of the Loan Documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    ..101..

                                                      NATURAL WONDERS, INC.

                                                         (" LEAD BORROWER")

                                        By_________________________________

                                Print Name:________________________________

                                     Title:________________________________

                                                               "BORROWERS":

                                        NATURAL WONDERS
                                        ACQUISITION COMPANY, INC

                                        By_________________________________

                                Print Name:________________________________

                                     Title:________________________________

                                        WORLD OF SCIENCE, INC

                                        By_________________________________

                                Print Name:________________________________

                                     Title:________________________________

                                        WOSI ON THE WEB, INC

                                        By_________________________________

                                Print Name:________________________________

                                     Title:________________________________

                                        NW CAPITAL MANAGEMENT, INC

                                        By_________________________________

                                Print Name:________________________________

                                     Title:________________________________


                                    ..102..

                                            IBJ WHITEHALL RETAIL FINANCE

                                                ("ADMINISTRATIVE AGENT")

                                     By_________________________________

                             Print Name:________________________________

                                  Title:________________________________



                        The "REVOLVING CREDIT LENDERS"

                                       IBJ WHITEHALL RETAIL FINANCE

                                     By_________________________________

                             Print Name:________________________________

                                  Title:________________________________

                        The "ISSUER"

                                     IBJ WHITEHALL BANK & TRUST COMPANY

                                     By_________________________________

                             Print Name:________________________________

                                  Title:________________________________


                                    ..103..